Exhibit 10.12

SECOND AMENDED AND RESTATED SERVICING AGREEMENT

Between

ANGEL OAK MORTGAGE FUND TRS
as Mortgage Servicing Rights Owner

and

SELECT PORTFOLIO SERVICING, INC.,
as Servicer

“RESIDENTIAL MORTGAGE LOANS”

Effective as of September 15, 2023

Table of Contents                       Page

Exhibits    iii
ARTICLE I    1
Definitions    1
Section 1.01    Defined Terms    1
Accepted Servicing Practices    1
Accounts    2
ARTICLE II    11
Engagement of Servicer    11
Section 2.01    Servicing; Possession of Servicing Files    11
Section 2.02    Books and Records    12
Section 2.03    Custodial Agreement    12
Section 2.04    Limitation on Scope of Servicing Obligation.    13
ARTICLE III    13
Representations, Warranties and Agreements    13
Section 3.01    Representations, Warranties and Agreements of the Servicer    14
Section 3.02    Angel Oak’s Representations and Warranties with respect to Corporate Matters    15
Section 3.03    Angel Oak’s Representations and Warranties with respect to the Mortgage Loans    16
ARTICLE IV    18
Servicing of the Mortgage Loans    18
Section 4.01    Standard and Scope of Service    18
Section 4.02    Authority of the Servicer; Delinquencies    19
Section 4.03    Collection of Mortgage Loan Payments    19
Section 4.04    Notification of Adjustments    20
Section 4.05    Duties the Servicer May Delegate    20
Section 4.06    Servicing Files    20
Section 4.07    Microfilmed Records    22
Section 4.08    Enforcement of Due-On-Sale Clause; Assumption    22
Section 4.09    Insurance    23
Section 4.10    Insurance Notices    24
Section 4.11    Default by Insurer    24
Section 4.12    Tax and Insurance Reserves; Tax Service    24
Section 4.13    Superior Liens    25
Section 4.14    Plans for Curing Delinquencies    26
Section 4.15    Loan Modifications    26
Section 4.16    Bankruptcies    27
Section 4.17    Foreclosure Procedures    27
Section 4.18    Reinstatement of Mortgage Loans    27
Section 4.19    Servicing REO Property    28
Section 4.20    Satisfactions    28
Section 4.21    Advances by the Servicer    29
Section 4.22    Mortgage Loan Transfers    29
Section 4.23 Compliance with Regulation AB    31
Section 4.24 Adherence to Side Letter    32

Exhibits

Exhibit A    Mortgage Loan Schedule
Exhibit A-1    Mortgage Loan Data Field Request Exhibit B    Servicing Transfer Procedures
Exhibit C    Limited Power of Attorney
Exhibit D    Acknowledgment Agreement
Exhibit E    Remittance Advice
Exhibit F    Request for Release of Documents and Receipt Exhibit G    Servicing Fees
Exhibit H    Servicing Requirements

Exhibit I    Regulation AB Reporting Requirements Exhibit J    Servicer Reporting Requirements

Servicing Agreement
This Second Amended and Restated Servicing Agreement is dated as of September 15, 2023 (the “Agreement”) by and between SELECT PORTFOLIO SERVICING, INC., as servicer (the “Servicer”) and ANGEL OAK MORTGAGE FUND TRS, as Master Servicing Rights owner (“Angel Oak”).
Recitals
WHEREAS, Angel Oak and Servicer previously executed a certain servicing agreement dated September 21, 2018 and a certain amended and restated servicing agreement dated August 1, 2019 (together, “Original Agreement”); and
WHEREAS, Angel Oak and Servicer desire to amend and restate the Original Agreement to reflect new agreements as between the parties; and
WHEREAS, Angel Oak is the owner of the mortgage servicing rights related to certain fixed and adjustable rate residential mortgage loans; and
WHEREAS, the Servicer is engaged in, among other things, the servicing and Servicing of residential mortgage loans; and
WHEREAS, Angel Oak desires to contract with the Servicer for the servicing of certain residential mortgage loans for which the related mortgage servicing rights are owned by Angel Oak and the Servicer desires to provide servicing for such mortgage loans.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, Angel Oak and the Servicer hereby agree as follows:
ARTICLE I
Definitions
Section 1.01    Defined Terms

For purposes of this Agreement, the following capitalized terms, unless the context requires otherwise, shall have the respective meanings set forth below.
Accepted Servicing Practices means with respect to any Mortgage Loan, those mortgage servicing practices in accordance with the terms of the Mortgage Loans, Applicable Law, the terms of the Mortgage Note and Mortgage, which shall be consistent with the same standard of care, skill, prudence, and diligence with which Servicer services comparable mortgage loans in the jurisdiction where the related Mortgaged Property is located for its own or other portfolios of mortgage loans, giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the

Mortgage Loans and maximization of the timely recovery of principal and interest on the Mortgage Notes in the best interests of the related Investors.
Accounts means the Payment Clearing Account, the P & I Custodial Accounts and the T & I Escrow Accounts.
Acknowledgment Agreement means an acknowledgment agreement substantially in the form attached hereto as Exhibit D.
Agreement means this Second Amended and Restated Servicing Agreement and all written amendments hereof and supplements hereto.
Ancillary Income means all income derived from the Mortgage Loans, other than Servicing Fees, prepayment penalties, and mortgage interest. Ancillary Income includes, but is not limited to, Late Fees, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, investment income on the Accounts, assumption fees, optional insurance administration fees, and all other incidental fees and charges received with respect to Mortgage Loans.
Angel Oak means Angel Oak Mortgage Fund TRS, a Delaware Statutory Trust, as owner of the rights to service the Mortgage Loans, duly organized and existing under the laws of the State of Delaware, or its successor in interest or assigns or any successor to Angel Oak under this Agreement.
Applicable Law means all federal, state and local laws, including statutes, rules and regulations, interpretations and orders, and regulatory guidance of governmental bodies or regulatory agencies applicable to the origination, servicing, transfer, securitization or disposition of mortgage loans or any activity related thereto, and all applicable orders and decrees of all courts and arbitrators in proceedings or actions, legal and regulatory requirements (including all laws, statutes, rules, regulations and ordinances), the requirements of any governmental agency, board, commission, instrumentality and other governmental body or office, and judicial and administrative judgments, orders, stipulations, awards, writs and injunctions, applicable to the Servicer, the activities of the Servicer contemplated by this Agreement or the Mortgage Loans, including but not limited to the CFPB Mortgage Servicing Rules.
Appraisal Report means a report setting forth the fair market value of a Mortgaged Property as determined by a Qualified Appraiser. For appraisals conducted prior to the Transfer Date, such Appraisal Reports shall be in the form received by the Servicer, and for appraisals conducted subsequent to the Transfer Date, such Appraisal Reports shall be in a form indicating that the related appraisals have been conducted in accordance with the Uniform Standards of Professional Appraisal Practice.
Assignment of Mortgage means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.
Beginning UPB means for the month in which the Mortgage Loan is transferred to the Servicer, the unpaid principal balance of the Mortgage Loan as of the Transfer Date, and for any other month, the unpaid principal balance of the Mortgage Loan as of the Determination Date of the previous month.
Boarding Date means, with respect to any Mortgage Loan, the date upon which such Mortgage Loan became subject to this Agreement.
Broker Price Opinion (“BPO”) means an opinion of the fair market value of a Mortgaged Property given by a licensed real estate broker which generally includes at least three comparable sales and three comparable listings.
Business Day means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of Utah or Delaware are authorized or obligated by law to be closed.
Cash Proceeds means with respect to a Disposed Loan the total cash received by the Servicer upon Liquidation or REO Disposition.
CFPB means the Consumer Financial Protection Bureau or any successor thereto.
Commission means the United States Securities and Exchange Commission.
Condemnation Proceeds means all awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent the award of settlement is not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.
Custodial Agreement means the custodial agreement between Angel Oak and the Custodian and identified by Angel Oak to the Servicer in writing.
Custodian means the entity which serves as the “Custodian” under the Custodial Agreement and which has been identified by Angel Oak to the Servicer in writing.
Delinquency or Delinquent means when all or part of the Monthly Payment and, where applicable, the Escrow Payment is not timely paid, using the MBA method of calculating delinquency; i.e. a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan’s next Due Date.
Depositor means the depositor with regard to a Securitization Transaction.
Determination Date means the last Business Day of each month.

Disposed Loan means a Mortgage Loan that has an unpaid principal balance of $0.00 as of a Determination Date and the Beginning UPB was greater than $0.00.
Due Date means the day of the month on which the Mortgagor’s Monthly Payment and, where applicable, Escrow Payment is due as stated in the related Mortgage Note. The Due Date for all Mortgage Loans will be specified in the Mortgage Note.
Due Period means with respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.
Eligible Investments means any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Remittance Date in each month:
a.direct obligations of, or obligations fully guaranteed by, (i) the United States of America, or (ii) any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;
b.federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is a subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investor Services, Inc. and “A-1” by Standard & Poor’s Ratings Services, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is a subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa2” by Moody’s Investor Services, Inc. and “AA” by Standard & Poor’s Ratings Services; and
c.any other demand, money market or time deposit account or obligation, or interest- bearing or other security or investment, acceptable to Angel Oak.
Notwithstanding the foregoing, Eligible Investments shall not include “stripped securities” or any investments which contractually may return less than the unpaid principal balance therefor.
Escrow means all funds collected by the Servicer and to be held in one or more T & I Escrow Accounts to cover expenses of the Mortgagor required to be paid under the Mortgage to third parties, including, without limitation, (i) taxes, special assessments, water, sewer and other governmental impositions or charges that are or may become liens on the Mortgaged Property prior to that of the Mortgage Loan, (ii) ground rents, and (iii) Hazard Insurance, Flood Insurance, and Private Mortgage Insurance and other insurance premiums.
Escrow Payments means with respect to any Mortgage Loan, all payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
Event of Default means any event set forth in Section 9.01 hereof.
Fannie Mae means the entity formerly known as the Federal National Mortgage Association or any successor thereto.
Fannie Mae Guidelines means the guidelines contained in the Fannie Mae Servicing Guide pertaining to one-to-four-family, first or junior lien, conventional residential mortgage loans, and all supplements, amendments or additions thereto.
FHA means the Federal Housing Administration of the United States Department of Housing and Urban Development, or any successor thereto.
Flood Insurance or Flood Insurance Policy means an insurance policy insuring against loss or damage from flood hazards not typically covered within the scope of standard extended hazard coverage, together with all riders and endorsements thereto.
Freddie Mac means the corporation formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.
Freddie Mac Guidelines means the guidelines contained in the Freddie Mac Single-Family Seller/Servicer Guide and all supplements, amendments, or additions thereto.
Full Payoff means the amount required to satisfy in full the debt owed as related to a Mortgage Loan, which amount includes the unpaid principal balance, interest due on account and, to the extent permitted by applicable Requirements, any other funds to be collected at the time of payoff from the Mortgagor pursuant to the terms of such Mortgage Loan, such as recording fees, service fees, attorney fees, escrow advances, prepayment penalties and other costs as applicable.
Hazard Insurance or Hazard Insurance Policy means a fire casualty extended coverage insurance policy insuring against loss or damage from fire hazard, wind, liability and other risks covered within the scope of standard extended hazard coverage, together with all riders and endorsements thereto.
Insurance Policy means any insurance for a Mortgage Loan referred to in this Agreement, including any related Private Mortgage Insurance, Hazard Insurance, Flood Insurance, and Title Insurance, including all riders and endorsements thereto.
Insurance Proceeds means proceeds payable from an Insurance Policy.
Insurer means an insurance company that provides an Insurance Policy.

Internal Transfer means the transfer of a Mortgage Loan from an Investor to another Investor, including an affiliate of Angel Oak, where the ownership of the related servicing rights remains with Angel Oak and the servicing of the Mortgage Loan remains with the Servicer following the transfer of ownership.
Investor means, with respect to any Mortgage Loan, the owner of such Mortgage Loan, as communicated by Angel Oak to the Servicer in writing from time to time.
Late Fee means any fee paid by a Mortgagor as an additional payment in respect of Mortgagor’s making payment later than the Due Date thereof, after application of any applicable grace period.
Limited Power of Attorney means the power of attorney or other documentation executed by Angel Oak or any related Investor, as applicable, which enables the Servicer to carry out its servicing duties under this Agreement, the form of which is attached hereto as Exhibit C.
Liquidation means application of a payment to a Mortgage Loan which results in the satisfaction in full of the lien of the Mortgage on any Mortgaged Property, whether through Full Payoff, Short Payoff, foreclosure, charge-off, condemnation, payment in full or otherwise.
Liquidation Proceeds means funds received in connection with a Liquidation of a Mortgage Loan.
Modification has the meaning set forth in Section 4.15 hereof.
Modification Agreement means a manually executed written instrument recorded in the appropriate jurisdiction evidencing a change in the interest rate or repayment terms of the Mortgage Loan.
Monthly Payment means the scheduled monthly payment of principal and interest due in the applicable month under the terms of the Mortgage Loan.
Months Serviced Proration is the number of months from the Transfer Date of a Mortgage Loan to the date on which servicing of the Mortgage Loan is transferred from the Servicer to a successor servicer divided by twelve (12) not to exceed 1.00. For example, if a Mortgage Loan was serviced for six (6) months the Months Serviced Proration is 0.50. If a Mortgage Loan was serviced for thirteen (13) months the Months Serviced Proration would be 1.00.
Mortgage means the mortgage, deed of trust, or other instrument securing a Mortgage Note, which creates a first priority or junior lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note (or a first priority or junior lien on (i) in the case of a cooperative, the related shares of stock in the cooperative securing the Mortgage Note and (ii) in the case of a ground rent, the leasehold interest securing the Mortgage Note).
Mortgage Interest Rate means the annual rate of interest earned on a Mortgage Note.

Mortgage Loan means an individual mortgage loan which is the subject of this Agreement as a result of the fact that servicing with respect thereto is transferred to the Servicer pursuant to Section 2.01 hereof and which mortgage loan is included on the Mortgage Loan Schedule, and includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, Ancillary Income and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. As applicable, “Mortgage Loan” shall be deemed to refer to the related REO Property.
Mortgage Loan Documents means all documents relating to a Mortgage Loan delivered to or to be delivered to the related Custodian pursuant to the related Custodial Agreement.
Mortgage Loan Schedule means a schedule of the Mortgage Loans prepared by Angel Oak setting forth the data fields listed on the Schedule of Data Field Requests set forth on Exhibit A-1 attached hereto, and identifying the related Investor(s).
Mortgage Note means the note or other instrument executed by a Mortgagor, and secured by a Mortgage, that evidences the indebtedness of a Mortgagor.
Mortgaged Property means the real property and improvements thereon securing repayment of the debt evidenced by a Mortgage Note (or (i) in the case of a cooperative, the related shares of stock in the cooperative securing repayment of the debt evidenced by a Mortgage Note and (ii) in the case of a ground rent, the leasehold interest and improvements on the related real property securing repayment of the debt evidenced by a Mortgage Note).
Mortgagor means any Person obligated to pay on a Mortgage Note other than Private Mortgage Insurers, including guarantors.
Nonrecoverable Advance means any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property as to which Servicer does not conclude, in its good faith reasonable business judgment, that such Servicing Advance would ultimately be recoverable from related late payments, REO Disposition Proceeds, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds on such Mortgage Loan or REO Property.
P & I Custodial Account means the separate account or accounts created and maintained pursuant to Article VI hereof.
P&I Advance has the meaning set forth in Section 4.22(b)(6) hereof.
Paid-In-Full means with respect to a Mortgage Loan that the unpaid principal balance of such Mortgage Loan and all accrued interest thereon has been paid in full.
Payment Clearing Account has the meaning set forth in Section 6.01 hereof.

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
Principal Prepayment means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
Private Mortgage Insurance or Private Mortgage Insurance Policy means insurance obtained from a Private Mortgage Insurer that insures the holder of the Mortgage Note against loss in the event the Mortgagor defaults under the Mortgage Note or the Mortgage, including all endorsements or riders thereto.
Private Mortgage Insurer means, with respect to any Mortgage Loan, the entity (if any) that has provided private mortgage insurance with respect to such Mortgage Loan.
Proprietary Information has the meaning set forth in Section 10.02 hereof.
Qualified Appraiser means with respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who (i) had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, (ii) received no non-compensation benefit from, and whose compensation or flow of business is not affected by the approval or disapproval of the related Mortgage Loan, (iii) both the appraiser and the appraisal made by such appraiser satisfied the requirements of Fannie Mae or Freddie Mac and the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated and (iv) the selection of whom was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel.
Qualified Depository has the meaning set forth in Section 6.02 hereof.
Qualified Insurer means an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, and approved as an insurer by Fannie Mae and Freddie Mac.
Reconstitution means any Securitization Transaction or Whole Loan Transfer.
Regulation AB means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17
C.F.R. §§229.1100-229.1123, as such may be amended or superseded from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
Remittance Date means the tenth (10th) Business Day of each month.

REO Disposition means the final sale by the Servicer of any REO Property.
REO Disposition Proceeds means all amounts received with respect to an REO Disposition.
REO Property means a Mortgaged Property acquired by the Servicer on behalf of Angel Oak through foreclosure or by deed in lieu of foreclosure.
Repayment Plan has the meaning set forth in Section 4.14 hereof.
Requirements means all servicing requirements as set forth by Angel Oak on Exhibit H with regard to the servicing of the Mortgage Loans.
Securitization Transaction means any transaction involving any of (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the related Investor to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities, (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans, (3) the creation of participation interests in some or all of the Mortgage Loans or
(4) any similar transaction.
Servicing Advances means all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Servicer in the performance of its servicing obligations in accordance with this Agreement, including, but not limited to, (i) the cost of the preservation, restoration and protection of the Mortgaged Property, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the liquidation of the REO Property, (iv) the cost of T & I Advances, (v) the cost of obtaining Broker Price Opinions; and (vi) the cost of locating any documents missing from the Mortgage Loan Documents.
Servicing Criteria means the “servicing criteria” set forth in Item 1122(d) of Regulation AB applicable to mortgage loan servicers.
Servicer means Select Portfolio Servicing, Inc., a corporation duly organized and existing under the laws of the State of Utah, or its successor in interest or assigns or any successor to the Servicer under this Agreement.
Servicing Fees shall have the meaning set forth in Exhibit G hereof.
Servicing File means the applicable documents identified in Section 4.06 pertaining to a particular Mortgage Loan, and the computer files, data disks, books, records, data tapes, notes and additional documents generated in the course of servicing the Mortgage Loan, in paper, microfiche, microfilm, magnetic or electronic form, except for the originals of the Mortgage Loan Documents to be held by the Custodian.

Servicing Officer means any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to Angel Oak on the initial Transfer Date, as such list may from time to time be amended.
Servicing Transfer Procedures means the procedures for effecting servicing transfers as set forth on Exhibit B attached hereto.
Short Payoff means the amount received under an arrangement entered into with a Mortgagor whereby the Servicer or Angel Oak, as applicable, allows the Mortgagor (i) to pay off the Mortgage Loan for less than the outstanding balance owed by the Mortgagor on the Mortgage Loan in complete satisfaction of the Mortgagor’s obligation under the Mortgage Loan, or (ii) to sell the Mortgaged Property to a third party at less than the outstanding balance owed by the Mortgagor on the Mortgage Loan.
Side Letter means that certain side letter between Angel Oak and Servicer dated April 1,
2023.
SOFR means, with respect to any date (1) the Secured Overnight Financing Rate published for such date as such rate appears on the Federal Reserve Bank of New York’s Website a 3:00
p.m. (New York time) on the immediately following U.S. Government Securities Business Day;
(2) if the rate specified in (1) does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.
T & I Advance has the meaning set forth in Section 4.12 hereof.
T & I Escrow Account means the separate account or accounts defined in Section 6.01 and operated and maintained pursuant to Article VI hereof.
Tax and Insurance Reserve means an accounting maintained by the Servicer for tracking a Mortgagor’s Escrow Payments and Insurance Proceeds.
Title Insurance or Title Insurance Policy means an American Land Title Association (ALTA) mortgage loan title policy form 1970, or other form of lender’s title insurance policy, including all riders and endorsements thereto, insuring that the Mortgage constitutes a valid lien of specified priority on the Mortgaged Property.
Transfer Date means with respect to any Mortgage Loan, the date on which the servicing function with respect to such Mortgage Loan is transferred from Angel Oak or a predecessor servicer to the Servicer in accordance with the terms of this Agreement.
Trustee means the trustee with regard to a Securitization Transaction.

Whole Loan Transfer means any sale or transfer by the related Investor of some or all of the Mortgage Loans, other than a Securitization Transaction.
ARTICLE II
Engagement of Servicer Section
2.01 Servicing; Possession of Servicing Files
a.Angel Oak shall, from time to time, transfer the Servicing of certain Mortgage Loans to the Servicer. The procedures for effecting such transfer shall be as set forth on the Servicing Transfer Procedures schedule attached hereto as Exhibit B. With regard to single Mortgage Loan deliveries (“Flow Deliveries”), Angel Oak shall provide Mortgage Loan information along with an Acknowledgement Agreement to the Servicer on a weekly basis, and Servicer shall begin to service each such Flow Delivery on the date set forth in the respective Acknowledgement Agreement. With regard to Mortgage Loans that Angel Oak purchases on an aggregate basis (“Bulk Deliveries”), Angel Oak shall give the Servicer written notice of each Bulk Delivery a minimum of thirty (30) days prior to each Transfer Date. Five (5) Business Days prior to each Bulk Delivery Transfer Date, Angel Oak shall deliver to the Servicer a schedule of the Mortgage Loans being transferred to the Servicer pursuant to this Agreement, which schedule shall, upon acceptance by the Servicer pursuant to an Acknowledgment Agreement in the form attached hereto as Exhibit D, be deemed an amendment to the Mortgage Loan Schedule and shall be appended hereto. On the initial Bulk Delivery Transfer Date Angel Oak shall deliver twenty (20) original Limited Powers of Attorney to the Servicer for Angel Oak and any related Investor, as applicable and the Servicer shall deliver a list of its Servicing Officers to Angel Oak.
b.On each Transfer Date, Angel Oak shall pay all amounts due any prior servicer, if any, and shall deliver or cause its agents to deliver to Servicer all positive and negative escrow balances, suspense balances, restricted escrow and other cash balances that exist in connection with the Mortgage Loans without offset or netting of any such negative balances. In the event the Servicer for any reason advances any amounts in connection with the transfer of servicing of any Mortgage Loans, the Servicer shall be reimbursed any such amounts as Servicing Advances pursuant to Section 6.03(b)(i) hereof.
c.The Servicer shall service the Mortgage Loans as provided herein commencing on the related Transfer Dates. All servicing shall be conducted in the name of the Servicer as servicing agent for Angel Oak or any related Investor, if applicable; provided, however, that the Servicer shall conduct any foreclosure proceedings in the name of the applicable Investor and may complete and record any related Assignment of Mortgage in that name. The Servicer may enter into a servicing arrangement for servicing and administration of Mortgage Loans with any subsidiary or affiliate of the Servicer if such subsidiary is in compliance with the laws of the state necessary to enable it to perform its obligations under such servicing arrangement. Any servicing arrangement shall be consistent with and not violate the provisions of this Agreement and shall not constitute a “mortgage servicing transfer” within the meaning of Section 6 of the Real Estate Settlement

Procedures Act, 12 U.S.C. Section2605, (“RESPA”) without prior written approval of Angel Oak. The Servicer shall remain responsible for its obligations under this Agreement notwithstanding any such servicing arrangement.
d.On behalf of Angel Oak and any related Investors, the Servicer may sue to enforce or collect on any of the Mortgage Loans or any Insurance Policy covering a Mortgage Loan, in its own name if possible, or as agent of Angel Oak and any related Investors pursuant to the Limited Power of Attorney. If the Servicer commences a legal proceeding to enforce a Mortgage Loan or any such Insurance Policy, Angel Oak and any related Investors shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such Insurance Policy to the Servicer for purposes of collection only. Angel Oak shall cooperate with Servicer and take reasonable action upon Servicer’s request to enable Servicer to perform its duties and obligations pursuant to this subsection (d).
e.The Servicer shall hold each Servicing File and any Mortgage Loan Documents that may come into its possession in trust for the benefit of Angel Oak and any related Investor. The Servicer’s possession of Servicing Files and any Mortgage Loan Documents shall be for the sole purpose of facilitating the Servicing of the related Mortgage Loan pursuant to this Agreement, and the ownership of the Servicing Files and Mortgage Loan Documents shall remain vested in Angel Oak or any related Investor. All records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall become part of the Servicing Files, except for the Mortgage Loan Documents which shall be returned to the Custodian as set forth in Section 2.03.
f.The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately marked to reflect the ownership of the related Mortgage Loan by Angel Oak or any related Investor.
Section 2.02    Books and Records

Unless otherwise specifically agreed by Angel Oak, record title to each Mortgage Loan Document, including but not limited to the Mortgage and the related Mortgage Note shall remain
(i) in the name of the related Investor, or (ii) in a name designated by Angel Oak on behalf of such Investor. All rights arising out of each Mortgage Loan shall be vested in Angel Oak and the related Investor and the Servicer shall not assert any contrary interest therein.
Section 2.03    Custodial Agreement
a.Angel Oak shall deliver and release or cause to be delivered and released to the Custodian, on or prior to each Transfer Date, those Mortgage Loan Documents, or copies thereof, as provided by the Custodial Agreement with respect to each Mortgage Loan.

b.The Servicer shall forward to the Custodian original documents evidencing any assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within ten (10) Business Days of the Servicer’s receipt of an executed copy of such document, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) Business Days of submission, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ten (10) Business Days of receipt by Servicer of the original recorded document. The Servicer shall submit any document that is required to be recorded in compliance with Applicable Law.
c.All Mortgage Loan Documents released by the Custodian to the Subservicer shall be held by the Servicer or the Servicer’s authorized representative, as applicable, as bailee for the benefit of Angel Oak and the related Investor, until such Mortgage Loan Documents are returned to the Custodian. The Servicer shall promptly return the related Mortgage Loan Documents to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the P&I Custodial Account and the T&I Custodial Account, as applicable. Upon the Liquidation of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise) or from time to time and as appropriate in the servicing of any Mortgage Loan the Servicer shall promptly request the release of Mortgage Loan Documents in the manner set forth by the terms of the Custodial Agreement.
Section 2.04    Limitation on Scope of Servicing Obligation.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, (ii) may involve allegations against Angel Oak, any related Investor, or prior owners or servicers of the Mortgage Loan, and (iii) in Servicer’s counsel’s opinion may involve it in any expenses or liability, for which Servicer will not be indemnified; provided, however, that the Servicer (a) shall provide prompt written notice to Angel Oak and the related Investor with regard to such legal action and (b) may, following notice to and unless otherwise directed by Angel Oak, undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Angel Oak and the related Investors will be liable and, Angel Oak agrees to reimburse the Servicer for any such reasonable expenses, costs and liabilities, unless due to the negligence or willful misconduct of the Subservicer.

ARTICLE III
Representations, Warranties and Agreements

Section 3.01    Representations, Warranties and Agreements of the Servicer

The Servicer, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to Angel Oak as of the date hereof and as of each Transfer Date:
a.Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah and has the full corporate power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized and Servicer has duly executed and delivered this Agreement; this Agreement evidences the valid, binding and enforceable obligation of the Servicer except as limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;
b.Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer;
c.No Conflicts. The execution, delivery and performance of this Agreement by the Servicer will not: (i) conflict with or result in a material breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any agreement or instrument to which the Servicer is now a party or by which it is bound, or (ii) result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which violations would have a material adverse effect on the Servicer’s ability to perform its obligations hereunder;
d.Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
e.No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, is reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

f.No Consent Required. No material consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the date of this Agreement and remains in full force and effect;
g.Qualifications. The Servicer is an FHA non-supervised mortgagee, an approved Fannie Mae seller/servicer and an approved Freddie Mac servicer; and
h.Compliance. The Servicer has all requisite licenses, permits and approvals to perform its obligations hereunder in each jurisdiction in which any Mortgaged Property is located, except where the failure to possess any such license, permit or approval would not materially and adversely affect the enforceability of the related Mortgage Note or Mortgage.
i.Privacy. The Servicer agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (i) such information is and shall be held by it in accordance with all Applicable Law, including but not limited to the privacy provisions of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq. and its implementing regulations; and (ii) it is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by Applicable Law.

Section 3.02 Angel Oak’s Representations and Warranties with respect to Corporate Matters.
Angel Oak, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Servicer as of the date hereof and as of each Transfer Date:
a.Due Organization and Authority. Angel Oak is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware; Angel Oak has the full power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by Angel Oak and the consummation of the transactions contemplated hereby have been duly and validly authorized and Angel Oak has duly executed and delivered this Agreement; this Agreement evidences the valid, binding and enforceable obligation of Angel Oak except as limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles; and all requisite action has been taken by Angel Oak to make this Agreement valid and binding upon Angel Oak in accordance with its terms;
b.Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of Angel Oak;

c.No Conflicts. The execution, delivery and performance of this Agreement by Angel Oak will not: (i) conflict with or result in a material breach of any of the terms, conditions or provisions of Angel Oak’s organizational documents or any agreement or instrument to which Angel Oak is now a party or by which it is bound, or (ii) result in the material violation of any law, rule, regulation, order, judgment or decree to which Angel Oak or its property is subject, which violations would have a material adverse effect on Angel Oak’s ability to perform its obligations hereunder or impair the value of the Mortgage Loans;
d.Ability to Perform. Angel Oak does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
e.No Litigation Pending. There is no material action, suit, proceeding or investigation pending or, to Angel Oak’s knowledge, threatened against Angel Oak or any related Investor that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Angel Oak contemplated herein, or which would be likely to impair materially the ability of Angel Oak to perform under the terms of this Agreement; and
f.No Consent Required. No material consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Angel Oak of or compliance by Angel Oak with this Agreement, or if required, such approval has been obtained prior to the date of this Agreement.
Section 3.03 Angel Oak’s Representations and Warranties with respect to the Mortgage Loans
Angel Oak, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Servicer as of the date hereof and as of each Transfer Date:
a.Ownership. As of the Transfer Date the related Investors are the sole owners and holders of the Mortgage Loans and Angel Oak is the sole owner and holder of the servicing rights related thereto. The servicing responsibilities contracted for as of the Transfer Date have not been assigned or pledged, and Angel Oak has good and marketable interest therein, and has full right to transfer the servicing responsibilities to the Servicer free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest, or agreement with, any other party (other than any notice required by law, regulation or otherwise, to be delivered to the Mortgagors) to assign the servicing responsibilities pursuant to this Agreement. Upon execution of this Agreement by the parties, no right, title, and interest in and to the servicing rights arising from or in connection with the Mortgage Loans shall transfer to the Servicer. Notwithstanding the foregoing representations made in this subsection, certain of the Mortgage Loans may be subject to a pledge or other security interest created by the related

Investor in connection with standard mortgage industry warehouse credit facility arrangements, and Angel Oak does not have any reason to believe that any such pledges or security interests will interfere with the Servicer’s rights or obligations under this Agreement.
b.Compliance; Enforceability. To Angel Oak’s knowledge, and except as previously disclosed to the Servicer in writing: (i) Angel Oak, the related Investors, and each other originator or servicer, as applicable, have complied with all Applicable Laws, the related Mortgage Note and Mortgage and any applicable Insurance Policy with respect to the processing, origination and servicing of each Mortgage Loan, (iii) each Mortgage Loan is evidenced by a Mortgage Note and is duly secured by a Mortgage, in each case on such forms and with such terms as comply with all applicable Requirements, (iv) each Mortgage Note and Mortgage is genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor’s rights and the discretion of a court to grant specific performance, (v) all parties to each Mortgage Note and Mortgage had legal capacity to execute the Mortgage note and Mortgage and each Mortgage Note and Mortgage was properly executed by such parties, (vi) none of the Mortgage Loans are classified as a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or a “high cost home”, “covered”, “high cost”, “high risk home” or “predatory” loan under any other applicable state, federal or local law, and
(vii) no Mortgage Loan is subject to any rights of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or Mortgage unenforceable by the related Investor, Angel Oak or the Servicer, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto. Without limiting the foregoing, but in each case to the knowledge of Angel Oak, (x) each Mortgage Loan has been originated with, and the related Mortgage Note and/or Mortgage contains, a Late Fee provision that fully complies with all applicable Requirements and that is fully enforceable by Servicer against the Mortgagor and (y) in the event that a Mortgage Loan was originated with a prepayment penalty provision, the provision fully complies with all applicable Requirements and is fully enforceable by Servicer against the Mortgagor. Angel Oak and the related Investors, and to Angel Oak’s knowledge, each other originator or servicer, as applicable, was qualified to do business, and had all requisite licenses, permits and approvals, in the jurisdictions in which each applicable Mortgaged Property is located, except where the failure to possess such qualifications, licenses, permits and approvals would not materially and adversely affect the enforceability of the Mortgage Note or Mortgage by Servicer.
c.Servicing Files and Related Materials. To Angel Oak’s knowledge, the Servicing Files provided to the Servicer by or on behalf of Angel Oak and its agent, if applicable, shall, except with regard to the Mortgage Loan Documents held by the Custodian, contain all documents, instruments and information necessary to service the

Mortgage Loans in accordance with the applicable Requirements, the Mortgage Note and the Mortgage. To Angel Oak’s knowledge, each Mortgage Loan Document provided to the Servicer by or on behalf of Angel Oak and its agent, if applicable, is the original or a true and accurate copy of the document or instrument. To Angel Oak’s knowledge, all information relating to a Mortgage Loan provided to Servicer by or on behalf of Angel Oak and its agent, if applicable, including without limitation any data tapes or similar media, is true and accurate in all material respects and may be relied upon by the Servicer in connection with the servicing of the Mortgage Loans.
d.Mortgaged Property. With respect to any Mortgaged Property, to Angel Oak’s knowledge and except as previously disclosed to the Servicer in writing, the related Mortgagor is not in and has not been in violation of, no Investor or prior owner of such property was in violation of, and the property does not violate any standards under, applicable statutes, ordinances, rules, regulations, orders or decisions relating to pollution, protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including without limitation, applicable statutes, ordinances, rules, regulations, orders or decisions relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls and lead and lead- containing materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such items.
e.Prepayment Penalties. To Angel Oak’s knowledge, the data fields relating to prepayment penalties listed on Exhibit A attached hereto are complete, true and accurate and can be relied on by the Servicer in the calculation of prepayment penalties. The Servicer shall have no liability to Angel Oak or any related Investor for any loss resulting from a miscalculation of prepayment penalties due to the Servicer’s reliance on the data provided by Angel Oak.
ARTICLE IV
Servicing of the Mortgage Loans Section
4.01 Standard and Scope of Service
On and after each Transfer Date the Servicer shall service the Mortgage Loans in accordance with this Agreement, the Requirements and the Accepted Servicing Practices. In the case of conflict between the Requirements and the terms contained in this Article IV, the Servicer shall service the loans in accordance with the Requirements, but, notwithstanding anything to the contrary herein, in all cases in accordance with Applicable Law. The Servicer shall make all Servicing Advances as required by this Agreement. The Servicer shall not be required to take any action with respect to a Mortgage Loan if it determines in good faith that the action is not permitted by Applicable Law, any related Insurance Policy or the Mortgage Note or Mortgage; provided, however, that the Servicer shall be entitled to assume that the Mortgage Note and Mortgage may be enforced in accordance with their respective terms. Angel Oak shall not direct the Servicer to take any action if the taking of such action would not be permitted under Applicable Law or the Mortgage Note or Mortgage.
Section 4.02    Authority of the Servicer; Delinquencies

a.The Servicer shall have the full power and authority acting alone to do or cause to be done any and all things in connection with the servicing and administration of the Mortgage Loans consistent with the terms of this Agreement.
b.The Servicer is hereby authorized and empowered, subject to the terms of this Agreement, to execute and deliver on behalf of Angel Oak and the Investors, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Angel Oak shall furnish the Servicer with Limited Powers of Attorney from Angel Oak and the related Investors, and other documents necessary or appropriate, as specified by Servicer, to enable the Servicer to carry out its servicing and administrative duties under this Agreement.
c.The Servicer will conduct its activities hereunder with the goal of curing any Delinquencies in a commercially reasonable manner. The Servicer’s initial discussions with the Mortgagor will cover the cause of the Delinquency and the time frame in which the Mortgagor believes the Delinquency will be cured. The Servicer will, at its sole discretion, use notices, letters, telegrams, telephone calls, face-to-face contact and other responsible collection techniques employed by prudent mortgage loan servicers to attempt to cure the Delinquency and will maintain collection records on all contacts with the Mortgagor. Subject to applicable Requirements, the Servicer shall have the right, at its sole discretion and without the approval of Angel Oak, to:
(i)determine the timing, manner and amount of contact the Servicer makes with the Mortgagors;
(ii)subject to the conditions set forth in Section 4.14 hereof, negotiate with any Mortgagor a Repayment Plan; and
(iii)determine the timing of any notice of intent to foreclose, posting of an account for foreclosure, commencement of foreclosure proceedings or the filing of any documents in connection therewith; provided, however, that the Servicer shall follow Accepted Servicing Practices.
Section 4.03    Collection of Mortgage Loan Payments
Continuously from each Transfer Date, the Servicer shall use reasonable efforts to collect all payments due under each of the related Mortgage Loans and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property.

Section 4.04    Notification of Adjustments

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the applicable Requirements and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly upon Angel Oak’s reasonable written request, deliver to Angel Oak such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.
Section 4.05    Duties the Servicer May Delegate

a.In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder (including, without limitation, duties relating to the tracking of tax payments and flood insurance and the listing of REO Properties) to any Person, including any of its affiliates, who agrees to conduct such duties in accordance with the servicing standard set forth in Section 4.01 and pursuant to the terms of this Section 4.05. The Servicer shall not delegate the majority of the servicing responsibilities with respect to the Mortgage Loans to any servicer without the written consent of Angel Oak, and, in all cases, the Servicer shall remain responsible to the related Investors and Angel Oak for the performance of all of the duties required by this Agreement.
b.The Servicer shall use reasonable efforts to ensure that each such Person retained to provide any of the delegated services is fully licensed and holds all required governmental licenses, franchises, certificates, and permits necessary to provide, and that such Person is reputable and capable of providing the services for which such Person is retained. Any such Person shall be retained solely for the Servicer’s account and at the Servicer’s sole expense subject to the right of reimbursement as Servicing Advances pursuant to this Agreement. The Servicer shall remain liable to Angel Oak and the related Investors, and their respective successors and assigns for the actions or inactions of such delegates and the performance or non-performance of the Servicer’s duties and obligations under this Agreement, notwithstanding the delegation of any servicing function pursuant to this Section 4.05.
Section 4.06    Servicing Files
a.Each Servicing File maintained by the Servicer for each Mortgage Loan shall be clearly identified and marked to reflect Angel Oak’s or related Investor’s ownership of the related Mortgage Loan, shall be kept by Servicer as bailee for the sole benefit of Angel Oak and the related Investor, in conformance with applicable Requirements and Accepted Servicing Practices, and shall contain copies of the following items, to the extent received by the Servicer upon the Servicer’s request from Angel Oak or its agent:

(i)the Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of [insert related Investor], without recourse”; or in blank and signed in the name of the previous endorsee by an authorized officer;
(ii)the Mortgage, with evidence of recording thereon;
(iii)all assumption, modification, consolidation or extension agreements, with evidence of recording thereof;
(iv)evidence (which may be a certificate of insurance) of all insurance required by such Mortgage;
(v)the Title Insurance Policy;
(vi)all intervening Assignments of Mortgage with evidence of recording thereof; and
(vii)any other material documents.
b.Notwithstanding any provision herein to the contrary, blanket insurance policies may be kept by the Servicer in a separate blanket file and need not be included in each Servicing File.
c.Each Servicing File shall also contain the following documents or photocopies thereof, to the extent received by the Servicer in connection with the Servicer’s duties under this Agreement:
(i)the Appraisal Report made at the time the Mortgage Loan was originated;
(ii)the settlement statement for the purchase and financing or refinancing of the Mortgaged Property under the Mortgage Note and Mortgage;
(iii)the originals of any tax service contract;
(iv)documentation relating to modifications to the original Mortgage Loan documents;
(v)documentation relating to any releases of any collateral supporting the Mortgage Loan;
(vi)collection letters or form notices sent to the Mortgagor, but only if the Servicer does not maintain collection files;
(vii)foreclosure correspondence and legal notifications, if applicable;

(viii)water and irrigation company stock certificates, if applicable;
(ix)the loan application, any credit reports, verification of employment, verification of any deposit, and tax returns;
(x)the originals of all RESPA and Truth in Lending Act disclosure statements executed by the Mortgagor; and
(xi)all other documents that are prepared by the Servicer in performing its duties under this Agreement or other such documents which are customarily maintained in a Mortgage Loan file in order to properly service a Mortgage Loan.
d.Except with regard to the Mortgage Loan Documents held by the Servicer pursuant to the terms of Section 2.03, the Servicer will promptly deliver to the Custodian any original Mortgage Loan Document that comes into the Servicer’s possession and shall retain a copy of any such Mortgage Loan Document in its Servicing File.
Section 4.07    Microfilmed Records
The Servicer may duplicate or image the Servicing Files on microfilm, microfiche, magnetic or electronic media but may not destroy originals or hard copies of the documents required to be maintained in Servicing Files without Angel Oak’s prior consent.
Section 4.08    Enforcement of Due-On-Sale Clause; Assumption
a.Upon the transfer of title to the Mortgaged Property, the Servicer shall enforce the due-on-sale clause on any Mortgage Loan and shall be entitled to assume that the Mortgage Note and Mortgage may be enforced in accordance with their respective terms, unless (i) the Servicer determines that the enforcement would not be permitted by the Applicable Law or the Requirements; (ii) a Mortgage Note assumption rider relates to the Mortgage Loan, or (iii) the applicable Insurer advises that the enforcement of the due- on-sale clause will jeopardize the Private Mortgage Insurance coverage, if any, on such Mortgage Loan. In all circumstances of an unapproved transfer initiated by the Mortgagor, the Servicer shall notify Angel Oak (which notice may be pursuant to the reports to Angel Oak required by this Agreement) and the Private Mortgage Insurer, if any, of such transfer and obtain written approval from the Private Mortgage Insurer before initiating enforcement proceedings.
b.Notwithstanding the preceding paragraph, the Servicer may also in its discretion waive the due-on-sale clause on any Mortgage Loan and permit the assumption of such Mortgage Loan, if Angel Oak has approved of the assumption in advance, or if the assumption is allowed by law or by the terms of the Mortgage Loan Documents without Angel Oak’s approval. Upon such approval and the execution by the new Mortgagor of an assumption agreement obligating the new Mortgagor to all of the terms of the related Mortgage Note and Mortgage, the Servicer may approve such assumption in accordance with Angel Oak’s approval, the Requirements or the terms of the Mortgage Loan Documents as the case may be. Subsequent to the assumption, the new mortgagor shall be deemed to be Mortgagor under this Agreement. The Servicer shall notify Angel Oak of the completion of any approved assumption by the twentieth (20th) day of the month following the month of completion. The Servicer shall provide to Angel Oak or its designee the original assumption agreement.
c.Subject to the terms of the Mortgage Note, Mortgage, and applicable Requirements, the Servicer may charge the related Mortgagor a reasonable and customary assumption fee and retain such fee as Ancillary Income.
Section 4.09 Insurance

a.Subject to reimbursement under the terms of this Agreement, and subject to the applicable Requirements, the Mortgage Note and the Mortgage, the Servicer shall use reasonable efforts to ensure that each Mortgaged Property and REO Property is covered at all times by Hazard Insurance in an amount at least equal to the lesser of (a) the unpaid principal balance of the Mortgage Loan, or (b) 100% of the replacement value of the improvements on the Mortgaged Property (as indicated by the last known coverage amount for the Mortgaged Property). Subject to reimbursement under the terms of this Agreement, and subject to the applicable Requirements, the Mortgage Note and the Mortgage, the Servicer shall ensure that Flood Insurance is maintained on each Mortgaged Property and REO Property that is identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards; provided, however, that Flood Insurance, as described below, is available on commercially reasonable terms. The amount of the Flood Insurance policy must equal not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property (as indicated by the last known coverage amount for the Mortgaged Property), or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973 for the property improvements (and not for the contents of the property). All Flood Insurance Policies shall be underwritten by a federal government agency or by an Insurer that satisfies Freddie Mac or Fannie Mae Guidelines regarding the rating of the Insurer or the guarantee of the Insurer’s policies by the National Flood Insurance Program. Additionally, if a Mortgaged Property or REO Property that is not identified by the Federal Emergency Management Agency as having special flood hazards becomes so identified in the Federal Register, within a reasonable period of time after such identification the Servicer shall arrange for Flood Insurance to be obtained from a Qualified Insurer on the Mortgaged Property or REO Property in accordance with this Section 4.09.
b.The Servicer shall prepare and present on behalf of Angel Oak and the related Investors all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be reasonably necessary to realize recovery under the Insurance Policies. Any proceeds disbursed to the Servicer in respect of such Insurance Policies shall be promptly deposited in the P & I Custodial Account or the applicable T & I Escrow Account, as appropriate.

Section 4.10    Insurance Notices

The Servicer shall arrange for all insurance drafts, notices, policies, invoices, and similar documents to be delivered directly to the Servicer, to the extent permitted under the Insurance Policies and applicable Requirements.
Section 4.11    Default by Insurer

If the Servicer knows that an Insurer under any applicable Hazard Insurance Policy or Flood Insurance Policy will, for any reason, be unable to pay a valid claim, the Servicer shall use commercially reasonable efforts to find a substitute Qualified Insurer. Notwithstanding any provision of this Agreement, the Servicer shall not be liable in any way for the financial inability of any Insurer under any Insurance Policy to pay a valid claim.
Section 4.12    Tax and Insurance Reserves; Tax Service
a.All T & I Escrow Accounts shall be established and maintained in accordance with the Mortgage Loan Documents and applicable Requirements for the Mortgage Loans. The Servicer shall reflect in the Tax and Insurance Reserve the Escrow funds collected from the Mortgagor and deposited into the applicable T & I Escrow Account for the payment of real estate taxes, ground rents, estimated Private Mortgage Insurance, Hazard Insurance and, if applicable, Flood Insurance premiums, assessments and other charges. If Escrow funds are being collected when Angel Oak transfers servicing of the Mortgage Loan to the Servicer, the Servicer must establish a T & I Escrow Account (either a separate account or a subaccount) for such Mortgage Loan and continue to collect 1/12 of the yearly charge for Escrow with each Monthly Payment. The Servicer is solely responsible for the administration of each Mortgagor’s T & I Escrow Account. If a Mortgagor’s Escrow funds are insufficient to pay taxes, insurance premiums or other escrowed items, the Servicer shall advance to the T & I Escrow Account from its own funds an amount (a “T & I Advance”) sufficient to cover the shortage and reflect such advance in the Mortgagor’s Tax and Insurance Reserve. Whenever possible, these T & I Advances shall be recovered from the Mortgagor’s subsequent monthly Escrow Payments, Insurance Proceeds, Liquidation Proceeds, from Angel Oak pursuant to Section 6.04(b), or as a Servicing Advance pursuant to Section 6.03(b). Insurance premiums that are not Escrow items but that are collected and disbursed for payment, such as life, major medical, disability or other assessments not required as part of the Mortgagor’s monthly installments, should not be reflected in the Mortgagor’s Tax and Insurance Reserve. The Servicer shall follow applicable Requirements in connection with Escrow items and in connection with the analysis of the Mortgagor’s T & I Escrow Account and any reports to the Mortgagor related thereto. Without limiting the foregoing, the Servicer shall comply with all requirements concerning the handling of escrow accounts contained in the federal Real Estate Settlement Procedures Act of 1974, as amended, and all regulations promulgated thereunder.

b.The Servicer shall provide such real estate tax processing, delinquent tax control, tax status determination, and customer support services (collectively, the “Tax Services”) as the Servicer typically provides for other escrowed and non-escrowed mortgage loans that it services. In its sole discretion, the Servicer may elect to outsource any or all of the Tax Services. The costs, including set-up fees, associated with the Tax Services shall be reimbursed to Servicer as Servicing Advances.
c.In the event that any real estate taxes or assessments in connection with a Mortgage Loan are or become delinquent, the Servicer shall notify Angel Oak and the related Investor on a monthly basis, and then the Servicer shall effect payment thereof as appropriate and prior to the related tax sale foreclosure date, and the Servicer shall not be responsible hereunder for any penalties, fines, similar charges or interest resulting from such delinquency, and shall be entitled to reimbursement from Angel Oak for any such penalties, fines, similar charges or interest that it may incur, which reimbursement shall be made in the same manner provided for Servicing Advances.
Section 4.13    Superior Liens
a.With respect to each Mortgage Loan which is secured by a second lien on the related Mortgaged Property, the Servicer shall, for the protection of the related Investor’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lien holder in cases in which (i) applicable state law does not require that a junior lien holder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lien holder’s equity of redemption, and (ii) local law provides for such a notice to junior lienholders. The Servicer shall also notify any superior lien holder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lien holder. The costs and expenses of Servicer in performing the foregoing shall be paid as Servicing Advances in accordance with this Agreement.
b.If the Servicer is notified that any superior lien holder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take such actions as are consistent with Accepted Servicing Practices to protect the interests of the related Investor, and/or to preserve the security of the related Mortgage Loan. The Servicer may make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien, if the Servicer determines that such Servicing Advance would maximize the net recovery to the related Investor and would not be a Nonrecoverable Advance. The Servicer shall thereafter take such action as Servicer determines is commercially reasonable to recover the amount so advanced.

Section 4.14    Plans for Curing Delinquencies

a.The Servicer shall have the discretion to extend appropriate relief to Mortgagors who encounter hardship and who are cooperative and demonstrate proper regard for their financial and other obligations under the Mortgage. No such relief shall be granted, however, to any Mortgagor under a Mortgage Loan unless the Servicer has a reasonable expectation that the Mortgagor will bring the Mortgage Loan current and the Mortgagor is willing and able to maintain the Mortgage Loan current following such relief.
b.Prior to granting relief as herein provided, the Servicer shall cause the Mortgaged Property to be inspected and determine in the Servicer’s reasonable judgment that the reasons for the default and the circumstances of the Mortgagor reasonably justify the relief to be granted. The Servicer shall satisfy all applicable requirements under each Insurance Policy with respect to the relief granted. The Servicer is responsible for collection from the Mortgagor of any recording or similar costs incidental to the granting of relief.
c.Where relief is appropriate, the Servicer shall arrange with the Mortgagor a repayment plan (a “Repayment Plan”) giving the Mortgagor a definite period in which to reinstate the Mortgage Loan. To the extent that the priority of the lien represented by the Mortgage Loan remains in effect and is not adversely affected and each Insurance Policy, if any; remains in full force and effect, the Servicer may enter into a Repayment Plan that provides that the total Delinquency will be repaid (commencing immediately) within the shortest period practical. The Servicer shall use reasonable efforts to have any Repayment Plan set forth in writing and executed by the Mortgagor and by the Servicer in the form of a letter agreement if the earliest unpaid installment is more than ninety-one (91) days past due.
Section 4.15    Loan Modifications

a.The Servicer may, only with prior consent from Angel Oak, waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to Angel Oak or the related Investor (a “Modification”). The Servicer shall provide to Angel Oak, with regard to such waivers, modifications, postponements or indulgences, monthly reporting in a form to be agreed upon by Angel Oak and the Servicer.
b.Notwithstanding the foregoing, the Servicer shall not waive any Prepayment Penalty or portion thereof unless (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors’ rights generally or is otherwise prohibited by law, or (ii) the enforceability thereof shall have been permanently limited due to acceleration in connection with a foreclosure or other involuntary payment or (iii) in the Servicer’s reasonable judgment, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and (z) doing so is standard and customary in servicing Mortgage Loans (including any waiver of a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is related to a default or reasonably foreseeable default) or (iv) in the reasonable judgment of the Servicer, such Prepayment Penalty is not in full compliance with applicable state or federal laws and regulations or (v) the Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Penalty after using commercially reasonable efforts to locate such documentation. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. The Servicer will review the Mortgage Note and any rider or addendum thereto, if available, prior to enforcing any Prepayment Penalty to verify the terms thereof.
Section 4.16 Bankruptcies
The Servicer will represent the related Investor’s interest in any bankruptcy proceedings relating to the Mortgagor. The associated costs of protecting such Investor’s interest in bankruptcy shall be paid as a Servicing Advance in accordance with this Agreement. If the Mortgagor, a creditor, or a bankruptcy trustee proposes to reduce the unpaid principal balance of the Mortgage Note, reduce the Mortgage Interest Rate, or otherwise modify a Mortgagor’s obligations under a Mortgage Loan, the Servicer shall use reasonable efforts to challenge any such modification on a timely basis if a commercially reasonable and valid legal basis exists for such challenge, unless Angel Oak, on behalf of the related Investor, agrees to such reduction.
Section 4.17 Foreclosure Procedures

In the event that any payment(s) due under any Mortgage Loan remains delinquent and Servicer determines that such payment(s) are unlikely to be collected from the Mortgagor, the Servicer may, if it deems it advisable, order one or more Broker Price Opinions or property inspections with respect to the related Mortgaged Property, and may commence foreclosure proceedings in accordance with Accepted Servicing Practices in the locality where the Mortgaged Property is located. In such connection, the Servicer shall from its own funds, subject to reimbursement pursuant to Section 6.03(b)(i), make all necessary and proper Servicing Advances; provided, however, that the Servicer shall have no obligation to advance any amount that the Servicer determines is likely to be a Nonrecoverable Advance. The Servicer shall provide to Angel Oak, with regard to such foreclosures, monthly reporting in a form to be agreed upon by Angel Oak and the Servicer.
Section 4.18 Reinstatement of Mortgage Loans

If the Mortgagor offers full reinstatement of the Mortgage Loan during the foreclosure process, the Servicer shall accept the offer. Full reinstatement means: (i) payment of all amounts due in order to bring the Mortgage Loan current, including attorneys’ and trustees’ fees, any additional legal costs and any other expenditures or advances made by the Servicer during the foreclosure process, and (ii) payments of all other amounts necessary to cure all other defaults under the Mortgage Loan documents, including the payment of real property taxes due and owing. Upon accepting the reinstatement, the Servicer will contact the attorney or trustee promptly to avoid incurring additional legal costs or fees. The Servicer will apply the funds to the Mortgage Loan upon receipt. If the Mortgage Note and other Mortgage Loan related documents were delivered to the Servicer by Angel Oak or its designee in connection with the Mortgagor’s delinquency, the Servicer will return the Mortgage Note and other Mortgage Loan related documents to Angel Oak or its designee to be included in the Mortgage Loan Documents upon receipt of the reinstatement funds from the Mortgagor.
Section 4.19    Servicing REO Property

a.In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the related Investor.
b.The Servicer shall conserve and protect each REO Property in accordance with Accepted Servicing Practices, either itself or through an agent selected by the Servicer, and in the manner that similar property in the same locality as the REO Property is protected. If the Servicer deems it advisable, the Servicer may order one or more Broker Price Opinions with respect to the REO Property. The Servicer shall attempt to sell such REO Property on such terms and conditions as the Servicer deems to be in the best interest of the related Investor. Pursuant to the terms of the Limited Power of Attorney, the Servicer is authorized to execute and deliver on behalf of Angel Oak and the related Investor all deeds, instruments of transfer and other closing documentation necessary and desirable to implement the disposition of REO Property.
Section 4.20    Satisfactions

The Servicer is hereby authorized and empowered to execute and deliver on behalf of itself, Angel Oak and the related Investors all instruments of satisfaction or of partial or full release and all other comparable instruments with respect to the Mortgage Loans and Mortgaged Properties when appropriate in accordance with the terms of this Agreement. The Servicer shall take all actions necessary to satisfy mortgages and release their liens in a timely manner. Once the required release or satisfaction documents are executed and the Mortgage Note is canceled, the Servicer shall promptly send the canceled documents to the Mortgagor if state law requires such action or the Mortgagor specifically requests the return of the documents. In other instances, the Servicer may either return the documents to the Mortgagor or retain them (as long as they are not destroyed until after the retention period required by applicable law). The Servicer shall also take any other steps required to release the lien and assure that no penalties are incurred because the actions were not performed in a timely manner. The Servicer may not seek reimbursement from Angel Oak, the related Investor, or the Mortgagor for any penalty fee that the Servicer has to pay because the Servicer failed to process any release or satisfaction documents within the required time frame. Notwithstanding the foregoing, if Angel Oak or its designee must provide the Servicer with, or execute, a document, or take any other action, in order for the Servicer to effect a release or satisfaction and Servicer has timely notified Angel Oak, Angel Oak or its designee must act in a timely manner. If Angel Oak or its designee fails to do so, the Servicer may seek reimbursement as a Servicing Advance for any penalty that the Servicer pays because the release or satisfaction was not processed in the required time frame as a result of Angel Oak’s failure to act in a timely manner. The Servicer shall generally follow the procedures set forth in the Freddie Mac or Fannie Mae Guidelines regarding satisfactions of mortgages.
Section 4.21    Advances by the Servicer

The Servicer shall have no obligation to advance any amount the Servicer determines is likely to be a Nonrecoverable Advance and Servicer shall be entitled to recover any Servicing Advance in accordance with the terms of Section 6.03(b)(i) and Section 6.04(b)(iii). The Servicer shall, however, at the request of Angel Oak provide any such information that may be reasonably necessary for Angel Oak to make such advances. All Servicing Advances are to be reported to Angel Oak on a monthly basis. Angel Oak may, at any time, require that no additional Servicing Advances be incurred on an individual Mortgage Loan. In the event that the Servicer is unable to recover any Servicing Advance pursuant to Section 6.03(b)(vi), the Servicer shall promptly notify Angel Oak, in writing, of such unreimbursed Servicing Advance balance and Angel Oak shall remit such amount the Servicer, in immediately available funds, within three (3) Business Days.
Section 4.22    Mortgage Loan Transfers and Securitization Transactions

a.With respect to some or all of the Mortgage Loans on one or more dates (with regard to a Securitization Transaction, a “Securitization Date”) at Angel Oak’s and the related Investor’s sole option, Angel Oak and the related Investor may effect a sale of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to one or more trusts or other entities either as a Whole Loan Transfer or to be formed as part of one or more Securitization Transactions.
b.With respect to each Securitization Transaction entered into by Angel Oak and the related Investor, Servicer agrees:
(i)to reasonably cooperate with the Servicer with respect to all reasonable requests and due diligence procedures;
(ii)to reasonably cooperate with the Servicer to negotiate (on terms and conditions reasonably acceptable to the Servicer), execute, deliver and perform all documents deemed necessary by Angel Oak and the related Investor in their good faith determination, after consultation with outside counsel, in order to effect the Securitization Transaction, including, but not limited to an amendment to this Agreement, a Pooling and Servicing Agreement, an assignment and recognition agreement with respect to this Agreement and an indemnification agreement with respect to the information provided pursuant to Regulation AB and the requirements set forth at Exhibit I of this Agreement (“collectively, the “Securitization Agreements”);

(iii)to provide to the Servicer any information reasonably available to the Servicer that is requested pursuant to Regulation AB and the requirements set forth in Section 4.23 of this Agreement;
(iv)to restate the representations and warranties of the Servicer set forth in this Agreement, as of the related Securitization Date and each related Transfer Date,
(v)to provide the Servicer with monthly reports in a form acceptable to the Servicer, the Servicer, the Trustee and Depositor and such other reports as reasonably requested by the Servicer or Depositor and are reasonably available to the Servicer, and
(vi)at the request of Angel Oak, the Servicer will make all required advances of delinquent mortgage payments (“P&I Advances”) and all required servicing advances (collectively, “Securitization Advances”) under the terms of the related Pooling and Servicing Agreement (in such capacity, the “Advancing Party”), it being understood and agreed by the parties that the Servicer will not be required to make any such Securitization Advance to the extent that it is deemed to be a non-recoverable advance under the terms of such Pooling and Servicing Agreement; it being further understood and agreed that the Servicer will be entitled to reimbursement for any such Securitization Advance only from the related mortgagor, the related collection account for the Securitization Transaction, or from any liquidation proceeds and other payments or recoveries with respect to each related mortgage loan or, in the case of any P&I Advance that becomes a non-recoverable advance, the Servicer will be entitled to reimbursement for that advance from collections in respect of all of the mortgage loans included in the related Securitization Transaction. Neither Angel Oak nor any of their respective affiliates will be responsible for reimbursing the Servicer for any Securitization Advances. The fee payable to the Servicer for acting as the Advancing Party in a Securitization Transaction will be set forth in Exhibit G to this Agreement.
c.Angel Oak agrees to reimburse Servicer for all costs and expenses incurred by Servicer in considering, negotiating and entering into the Securitization Agreements.
d.With respect to each Securitization Transfer entered into by Angel Oak or the related Investors, the Servicer agrees to indemnify the Servicer, Depositor and each initial purchaser, placement agent or underwriter, and each affiliate of the Servicer, Depositor and each initial purchaser, placement agent or underwriter participating in the Securitization Transaction and each Person who controls Servicer, Depositor and each initial purchaser, placement agent or underwriter, or their respective affiliates and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain as a direct result of any information provided by Servicer for inclusion in any offering document prepared in connection with such Securitization Transaction (collectively, the “Servicer Information”).

e.With respect to each Whole Loan Transfer entered into by Angel Oak or the related Investors, the Servicer agrees:
(i)to cooperate fully with Angel Oak, the related Investors, and any prospective purchaser with respect to all reasonable requests and due diligence procedures and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;
(ii)to execute all reconstitution agreements that, among other things, restates the representations and warranties set forth in Section 3.01 with respect to the Servicer as of the closing date with respect to such Whole Loan Transfer; provided, however, that each of Angel Oak and Servicer is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein, including, without limitation, the related servicing fee(s);
(iii)to make the representations and warranties regarding Servicer set forth in Section 3.01 as of each closing date for each Whole Loan Transfer; and
(iv)to deliver to Angel Oak, and to any Person designated by Angel Oak, such legal documents and in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by Angel Oak to be necessary in connection with whole loan transfers, such in-house opinions of counsel for a pass-through transfer to be in a form reasonably acceptable to Angel Oak, it being understood that the cost of any opinions of outside special counsel that may be required (other than the enforceability opinion for the Servicer) shall be the responsibility of Angel Oak.
f.All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.
Section 4.23    Compliance with Regulation AB
a.In connection with any Securitization Transaction, Servicer shall, as promptly as practicable, but in no event more than five (5) Business Days following a request by the Servicer, provide to the Servicer and Depositor, in writing and in form and substance reasonably satisfactory to the Servicer and Depositor, the information and materials set forth on Exhibit I hereto.
b.The Servicer and the Servicer acknowledge and agree that the purpose of this Section 4.23 is to facilitate compliance by the Servicer and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicer acknowledges that investors in privately offered securities may require that the Servicer or any Depositor provide comparable disclosure in unregistered offerings.

References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.
(c)The Servicer shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Servicer shall reasonably cooperate with the Servicer to deliver to Servicer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer to permit the Servicer or Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Mortgage Loans, the Servicer or the servicing of the Mortgage Loans, reasonably believed by the Servicer to be necessary in order to effect such compliance.
(d)The Servicer (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Servicer’s reasonable judgment, to comply with Regulation AB.
Section 4.24    Adherence to Side Letter
Notwithstanding anything in this Agreement to the contrary, the terms of the Side Letter are hereby incorporated herein by reference and are deemed material to this Agreement. To the extent the terms of this Agreement conflict with those of the Side Letter, the terms of the Side Letter shall control.
ARTICLE V
Compensation to the Servicer Section
5.01 Compensation to the Servicer
a.As compensation for its services under this Agreement the Servicer shall be entitled to the fees set forth in Exhibit G (collectively, the “Servicing Fees”). In the event that the Servicer is unable to recover any Servicing Fee pursuant to Section 6.03(b)(vi), the Servicer shall promptly notify Angel Oak, in writing, of such unreimbursed Servicing Fee balance and Angel Oak shall remit such amount the Servicer, in immediately available funds, within three (3) Business Days.

b.As additional servicing compensation the Servicer shall be entitled to retain all Ancillary Income with respect to the Mortgage Loans.
ARTICLE VI
Accounting
Section 6.01    General

Upon the initial Transfer Date, the Servicer shall have established one or more payment clearing accounts for the deposit of all funds collected in connection with the Mortgage Loans (each a “Payment Clearing Account”), and shall establish one or more escrow accounts (including subaccounts) for the deposit of Escrow funds collected (each a “T & I Escrow Account”), and one or more custodial accounts for the deposit of funds collected in connection with the Mortgage Loans for principal and interest (each a “P & I Custodial Account”). The Servicer shall establish a separate T&I Escrow Account and P&I Custodial Account for each related Investor identified by Angel Oak. All of the foregoing accounts shall be maintained in accordance with Accepted Servicing Practices. Except for the period when initially received and held in the Payment Clearing Account (which will be cleared on a daily basis with respect to any funds therein no later than the second Business Day after the deposit of such funds), the funds in the T & I Escrow Accounts and the P & I Custodial Accounts may not be commingled with any other funds, including the proceeds of any other mortgage loans or with funds serviced for other investors or for the Servicer’s own portfolio.
Section 6.02    Account Maintenance

Each Payment Clearing Account, P & I Custodial Account, and T & I Escrow Account shall meet the following guidelines:
a.The accounts shall be held with a depository institution (commercial bank, mutual savings bank or savings and loan association), the deposits of which are insured by the FDIC and whose long-term unsecured indebtedness for borrowed money is rated in one of the two highest rating categories by two of the following: Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., or Fitch Ratings (each a “Qualified Depository”).
b.The name of each P & I Custodial Account and T & I Escrow Account shall be designated as:
(i)T & I Escrow Account: “Select Portfolio Servicing, Inc. as agent and custodian for [name of Investor] and certain mortgagors”; and
(ii)P & I Custodial Account: “Select Portfolio Servicing, Inc. P & I Account, in trust for [name of Investor]”.

c.All collections on the Mortgage Loans shall be deposited to the Payment Clearing Account no later than the first Business Day following the day on which good funds are received by the Servicer.
d.Each T & I Escrow Account will be maintained at the expense of the Servicer. Such accounts may be interest-bearing accounts; provided, however, that such accounts comply with applicable Requirements and all local, state and federal laws and regulations governing interest-bearing accounts and borrower escrow accounts.
If the Servicer elects or is required by law to deposit a Mortgagor’s Escrow funds into an interest-bearing account, the Servicer shall remain obligated to pay the Mortgagor’s taxes and insurance premiums when due, even if the Mortgagor’s Escrow funds are not withdrawable on demand.
Any amounts held in the P & I Custodial Accounts may be, but are not required to be invested by the Servicer in Eligible Investments. Other than interest or other income received on Eligible Investments, which shall belong to the Servicer and which may be withdrawn by the Servicer from the P & I Custodial Accounts in accordance with Section 6.03 hereof, no other amounts may be commingled in the P & I Custodial Accounts. The Servicer shall promptly deposit in any P & I Custodial Account from its own funds, without any right of reimbursement, the full amount of any losses on its investment of funds in such P & I Custodial Account.
Section 6.03    P & I Custodial Account; Remittance

a.The following funds received with respect to the Mortgage Loans owned by each related Investor, as identified to the Servicer by Angel Oak, shall be transferred into the related Investor’s P & I Custodial Account within two (2) Business Days of the receipt of good funds (together with information sufficient to identify the Mortgage Loan to which such funds relate). The Servicer shall maintain separate accounting for each category of funds. Such funds may be net of reimbursements for any unreimbursed Servicing Advances and any unpaid Servicing Fees pursuant to Section 5.01 hereof:
(i)principal collections (including prepayments and curtailments);
(ii)interest collections;
(iii)Liquidation Proceeds and Insurance Proceeds (except as set forth in Section 6.04(a) hereof);
(iv)the net proceeds of any sale of an REO Property pursuant to Section
4.19 hereof;
(v)Prepayment Penalties, if any; and
(vi)any amounts deposited in accordance with the last sentence of Section 6.02 hereof.

b.The Servicer may withdraw funds from a P & I Custodial Account for the following reasons and in the manner set forth in Section 6.03(c):
(i)to make payments to the related Investor in the amounts and in the manner provided for in Section 6.03(c);
(ii)to the extent that the Servicer is unable to recover any Servicing Advance or Servicing Fee pursuant to clause (b)(vi), Section 4.21, or Section 5.01, to reimburse itself for any unreimbursed Servicing Advances and any unpaid Servicing Fees (and the Servicer shall prepare and deliver to Angel Oak, a report, detailing the reimbursement of any Servicing Advances and Servicing Fees from such P & I Custodial Account);
(iii)to transfer funds in such P & I Custodial Account to another P & I Custodial Account maintained by a Qualified Depository;
(iv)to cover non-sufficient funds;
(v)to pay to itself any Ancillary Income;
(vi)to pay to itself any recoveries made with regard to the Servicing Advances;

(vii)to pay to itself the P&I Advances made pursuant to this Agreement and the Pricing Side Letter;
(viii)to withdraw any amounts inadvertently deposited in the Custodial Account; and
(ix)to clear and terminate the Custodial Account upon the termination of this Agreement.

c.By 12:00 p.m. Mountain Time on each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds, net of allowable withdrawals:
(i)to the related Investor accounts designated in writing by Angel Oak, all amounts credited to the Custodial Account at the close of business on the related Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 6.03(b).
(ii)to Angel Oak: the amount of the Angel Oak Servicing Fees, net of the Servicing Fees and the Servicing Advances plus any recoveries made with regard to any Servicing Advances.

d.Upon request, the Servicer will provide Angel Oak with copies of invoices or other documentation relating to Servicing Advances that have been reimbursed from the P&I Custodial Account. The Servicer shall keep and maintain a separate, reasonably detailed accounting, including copies of back-up documentation for the purpose of justifying any withdrawal from the P&I Custodial Account pursuant to this Section 6.03 and shall provide such documentation and information promptly to Angel Oak or the related Investor upon request.
e.With respect to any remittance received by an Investor after the Business Day on which such payment was due, the Servicer shall pay to Angel Oak, on behalf of such Investor (as applicable), interest on any such late payment at the rate of the sum of (i) SOFR and (ii) two and one-quarter (2.25) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to Angel Oak on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Angel Oak.
Section 6.04    T & I Escrow Accounts

a.The following funds received with respect to the Mortgage Loans owned by each related Investor, as identified to the Servicer by Angel Oak, shall be deposited into the applicable Investor’s T & I Escrow Account promptly after the Servicer’s receipt and verification of such amounts and the Servicer shall maintain separate accountings for each of these types of funds:
(i)Mortgagors’ Escrow Payments;
(ii)Loss drafts, including amounts not deposited into the corresponding P & I Custodial Account;
(iii)Unapplied funds; and
(iv)Liquidation Proceeds that offset a deficit balance in a Mortgagor’s Tax and Insurance Reserve.
b.The Servicer may make withdrawals from the applicable T & I Escrow Account for the following reasons:
(i)to make timely payment of Mortgagors’ taxes and insurance premiums;
(ii)to make refunds to Mortgagors of excess Escrow funds collected;

(iii)to reimburse itself for all T & I Advances made by the Servicer with respect to the related Mortgage Loan;
(iv)to reimburse Angel Oak for any recoveries made with regard to negative escrow balances that existed as of the Transfer Date;
(v)to pay interest, if required, to Mortgagors on funds in the T & I Accounts;
(vi)to remove any deposits made in error;
(vii)to clear and terminate the T & I Escrow Account;
(viii)to disburse loss drafts to contractors for repairs to Mortgaged Property damaged by hazard losses;
(ix)to pay loss drafts to Mortgagors to the extent a loss draft exceeds total hazard loss repair charges and the Tax and Insurance Reserve deficiency; and
(x)to cover non-sufficient funds.
The Servicer shall not allow the T & I Escrow Accounts to become overdrawn. If there are insufficient funds in an account, the Servicer may request funds from Angel Oak, and Angel Oak shall advance such amount as necessary to cure the overdraft.
c.Each T & I Escrow Account is to be designated in the name of the Servicer acting as an agent for the applicable Mortgagors in order to show that the account is custodial in nature. The Servicer is required to keep records identifying each Mortgagor’s payment deposited into the account, to be made available to Angel Oak and the related Investor upon request.
Section 6.05 Interest on Tax and Insurance Reserves

If the law requires payment of interest on Tax and Insurance Reserves to the Mortgagor, the Servicer is solely and fully responsible for payment of such interest. Payment of such interest on Tax and Insurance Reserves shall not be reflected in the Servicer’s accounting for principal and interest.

Section 6.06    Access to Records

a.The Servicer will establish and maintain a system of: (i) records of operational information relating to the collection of Mortgage Loans, the conduct of default management services and the administration, servicing, repair, maintenance, rental, sale, or other disposition of Mortgage Loans and Mortgaged Property and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Mortgage Loans and the Mortgaged Properties. Information may be maintained on a computer or electronic system.
b.Angel Oak, the related Investor, and Angel Oak’s and the related Investor’s accountants, attorneys, agents, regulators or designees may at Angel Oak’s or the related Investor’s expense upon reasonable prior written notice and at reasonable times during the Servicer’s regular business hours, examine the Servicer’s books and records relating to the Mortgage Loans and the Mortgaged Properties. Such records shall not include any proprietary or confidential information, as reasonably determined by the Servicer. In addition, the Servicer may provide to Angel Oak or the related Investor at Angel Oak’s or the related Investor’s expense, any other information reasonably requested by Angel Oak or the related Investor related to the Mortgage Loans and Mortgaged Properties.
Section 6.07    Complaints and Regulatory Inquiries.
The Servicer shall maintain an internal procedure to ensure that complaints and inquiries are tracked and responded to in accordance with Accepted Servicing Practices, and provide the Owner with evidence thereof regarding the Mortgage Loans upon request.
The Servicer shall inform Angel Oak of all Accelerated Complaints, as described below, by providing Angel Oak with a copy of any written Accelerated Complaint, or notice describing any Accelerated Complaint not in writing, within five (5) Business Days of identification, and the Servicer shall upon request provide to Angel Oak a draft response to such Accelerated Complaint prior to delivering such response. “Accelerated Complaints” shall mean complaints which allege discrimination, a violation of a specific consumer protection law or have been received through a regulator or other government entity.
Section 6.08 Disaster Recovery Plan.
The Servicer represents and warrants that it has, and covenants to maintain at all times during the term of this Agreement, a business continuity plan (“BCP”) that is designed to provide for the continuation of services if an incident (act or omission) impairs or disrupts the Servicer’s obligation to provide the services contemplated under this Agreement. The Servicer represents and warrants that the BCP conforms to Accepted Servicing Practices and shall provide a summary of such BCP and a certification to Angel Oak upon request.
The Servicer shall maintain disaster recovery and backup capabilities and facilities in accordance with Accepted Servicing Practices which are designed to enable the Servicer to perform the services with minimal disruptions or delays in the event of a disaster. The Servicer shall notify Angel Oak immediately of the occurrence of any catastrophic event or disaster that affects or could reasonably be expected to affect the Servicer’s performance of the services contemplated under this Agreement (a “Disaster”).
Section 6.09    Fidelity Bond; Errors and Omissions Insurance.
The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the “Mortgage Banker’s Blanket Bond” and shall insure the Servicer against losses resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer’s personnel, and temporary contract employees or student interns. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guides. Upon request of Angel Oak, the Servicer shall cause to be delivered to Angel Oak a certified true copy of such Fidelity Bond.
Section 6.10    Non-solicitation.
The Servicer hereby agrees that the Servicer will not, through itself or through any affiliate, agent, vendor, or independent contractor offer, solicit or otherwise provide to the borrower under such Mortgage Loan a refinance opportunity for such Mortgage Loan
ARTICLE VII
Reports to the Angel Oak
Section 7.01    Reports and Provision of Information to Angel Oak

a.Not later than the tenth (10th) Business Day of each month (or not later than such other date as specifically set forth below) the Servicer shall prepare and deliver to Angel Oak such reports as set forth on Exhibit J. The Servicer shall also deliver to Angel Oak a written remittance advice on each Remittance Date. Such remittance advice shall be substantially in the form of Exhibit E.
b.Angel Oak shall pay the Servicer for any additional servicing reports, including, by way of example, any residential environmental inspection report, or modifications to any reports, as Angel Oak may request. The cost for such reports or modification to existing reports, including reports or data in electronic form, shall be agreed to by the Parties before the Servicer shall be obligated to produce such reports.
c.Angel Oak will have access to the Servicer’s online reporting tools that are available to other Servicer clients at no cost to Angel Oak.

d.During the term of this Agreement, the Servicer will promptly, and in any event except no later than ten (10) Business Days (except as provided below) of the occurrence of any of the following, notify Angel Oak and the related Investor of:
(i)Any merger or consolidation of the Servicer, or any changes in the Servicer’s direct ownership;
(ii)Any material change in the Servicer’s financial condition which would reasonably be expected to interfere with the Servicer’s ability to service the Mortgage Loans;
(iii)Entry of any court judgment or regulatory order in which the Servicer is or may be required to pay a claim or claims which, in the Servicer’s opinion, would have a material adverse effect on the Servicer’s ability to service the Mortgage Loans;
(iv)Certified class action Lawsuits or litigations or similar matters against the Servicer which allege a material violation of any Applicable Law or contract relating to its mortgage operation or lawsuits or litigations in response to which the Servicer admits to committing, or is found to have committed, a material violation of any Applicable Law relating to its mortgage operation;
(v)The initiation of any investigations of the Servicer by any state or federal agency which would reasonably be expected to have a material effect on the Servicer’s ability to perform it obligations under this Agreement;
(vi)Any change in the Servicer’s status with any state licensing authority, Rating Agency, Fannie Mae, or Freddie Mac would reasonably be expected to have a material effect on the Servicer’s ability to perform it obligations under this Agreement;
(vii)Any material change in their insurance coverage, including but not limited to errors and omissions insurance and corporate blanket hazard insurance coverage, which would result in a breach of Section 6.09 of this Agreement; and
(viii)Any regulatory action or order which would reasonably be expected to have a material effect on the Servicer’s ability to perform it obligations under this Agreement, to the extent allowed by their regulator to disclose such actions.
e.During the term of this Agreement, the Servicer will take commercially reasonable efforts to: (i) respond to Angel Oak inquiries regarding errors, omissions or exceptions within an agreed upon timeframe, and (ii) resolve, within an agreed upon timeframe and to the reasonable satisfaction of Angel Oak, all issues identified by Angel Oak following acknowledgement of such issues by the Servicer.

f.On an annual basis, the Servicer shall provide to Angel Oak copies of the Servicer’s annual audited financial statements no later than ninety (90) days after the Servicer’s fiscal year end of each year. In addition, upon the request of Angel Oak, the Servicer shall provide to Angel Oak copies of its quarterly financial statements, which may be audited or unaudited as available.
ARTICLE VIII
The Servicer
Section 8.01    Merger or Consolidation of the Servicer

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an entity (i) having a net worth of not less than $15 million, and (ii) which is an FHA Approved Mortgagee and a Freddie Mac or Fannie Mae approved servicer in good standing.
Section 8.02    Limitation on Liability of the Servicer and Others
a.Neither the Servicer nor any of the directors, officers, agents or employees thereof shall be liable to Angel Oak for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of its representations or warranties made herein or against any liability which would otherwise be imposed on the Servicer or any of its directors, officers, agents or employees by reason of the Servicer’s breach of any duty or covenant herein or willful misfeasance, bad faith, fraud, or negligence in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. The Servicer and any director, officer, agent, or employee of the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.
b.The Servicer and any director, officer, agent, or employee of the Servicer shall be indemnified and held harmless by Angel Oak against any loss, liability, forfeiture or expense, including without limitation carrying costs, investigation costs, fines, penalties and attorneys’ fees and expenses, including, without limitation, the costs and expense of curing any breaches of Angel Oak’s representations and warranties relating to the Mortgage Loans (collectively, the “Liabilities”), suffered or incurred by the Servicer arising out of, resulting from or relating to:
(i)Angel Oak’s or any Investor’s willful misfeasance, bad faith, fraud, negligence, or reckless disregard of its obligations hereunder;

(ii)any material misrepresentation made by Angel Oak in this Agreement;
(iii)any material breach by Angel Oak of a representation, warranty or covenant of Angel Oak contained in this Agreement;
(iv)errors and omissions in the processing, origination or servicing of any Mortgage Loan prior to the applicable Transfer Date;
(v)compliance by the Servicer with instructions or requirements of Angel Oak or any related Investor in connection with this Agreement; and
(vi)any claim, litigation or proceeding to which the Servicer is made a party as a result of its acting as, or status as, servicer of a Mortgage Loan, other than any such claim, litigation or proceeding (i) which is based on a misrepresentation, breach or error or omission on the part of the Servicer and (ii) with respect to which the Servicer must indemnify Angel Oak and the related Investors pursuant to this Section 8.02(b).
In no event shall the Servicer be entitled to indemnification of any Liabilities pursuant to this Section 8.02 that are otherwise compensable by Angel Oak pursuant to this Agreement.
c.Angel Oak, the related Investors, and any director, officer, agent or employee of Angel Oak or any related Investor shall be indemnified and held harmless by the Servicer against any loss, liability, forfeiture or expense, including without limitation carrying costs, investigation costs, fines, penalties and attorneys’ fees and expenses, suffered or incurred by Angel Oak or such Investor arising out of, resulting from or relating to:
(i)the Servicer’s willful misfeasance, bad faith, fraud, negligence, or reckless disregard of its obligations hereunder;
(ii)any material misrepresentation made by the Servicer in this Agreement; and
(iii)any material breach by the Servicer of a representation, warranty or covenant of the Servicer contained in this Agreement.
d.The indemnification provisions in this Section 8.02 shall survive the termination of this Agreement. For purposes of establishing whether any matter is indemnifiable pursuant to this Section 8.02, the accuracy of the representations and warranties of the Servicer and Angel Oak shall be determined without giving effect to any qualifications to such representations and warranties concerning knowledge or materiality or material adverse effect.

Section 8.03 Limitation on Resignation

The Servicer shall not resign from the obligations and duties hereby imposed on it except:
(i) by mutual consent of the Servicer and Angel Oak, (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or the Servicer determines in good faith, in its sole discretion, that curing such incapacity is not commercially reasonable, or (iii) upon termination of this Agreement pursuant to Article IX.
ARTICLE IX
Termination
Section 9.01    Events of Default.

a.This Agreement shall be terminable at the sole option of Angel Oak, if any of the following events of default exist on the part of Servicer and remain uncured for a period of thirty (30) days from written notice to Servicer from Angel Oak:
(i)Servicer ceases to be an FHA non-supervised mortgagee or ceases to meet the qualifications of a Freddie Mac servicer or Fannie Mae seller/servicer;
(ii)a failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located (except where the failure to do so is not required in the jurisdiction wherein the related Mortgaged Property is located or is not material);
b.This Agreement shall be terminable at the option of the nonbreaching party for cause in the event of any of the following events of default:
(i)a failure by a party to remit any material payment required to be made pursuant to this Agreement which continues unremedied for a period of five
(5) Business Days after written notice of such failure, unless the party receiving such demand disputes such claim in good faith;
(ii)a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the party and such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days;
(iii)a party shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the party or of or relating to all or substantially all of its property;

(iv)a party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or cease its normal business operations; or
(v)a breach of any representation and warranty or a failure by a party to observe or perform in any material respect any of the covenants or agreements in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the other party.
c.This Agreement shall be terminable at the sole option of the Servicer, if any of the following events of default exist on the part of an Investor and remains uncured for a period of thirty (30) days from written notice to Angel Oak from the Servicer:
(i)a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against an Investor and such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days;
(ii)an Investor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the party or of or relating to all or substantially all of its property; or
(iii)an Investor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or cease its normal business operations for more than ten (10) Business Days.
Section 9.02    Termination of Agreement
(a)Except as otherwise specifically set forth herein, the obligations and responsibilities of the Servicer shall terminate upon the earliest of: (i) the final payment or other liquidation of the last Mortgage Loan and the remittance of all amounts due hereunder; (ii) the date designated by either party following the occurrence and during the continuance of an Event of Default with respect to the other party or an Investor; (iii) the date designated by Angel Oak or the Servicer upon not less than sixty (60) days notice to the other party; and (iv) such other date as shall have been agreed upon by the Servicer and Angel Oak.

(b)In the event of a valid termination of this Agreement, upon receipt by the Servicer of written notice of termination, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by Angel Oak at the time that the servicing functions are transferred from Servicer to the successor servicer. Upon written request from Angel Oak and upon the Servicer’s receipt of the Deboarding Fee, if applicable, the Servicer shall prepare, execute and deliver to the successor entity designated by Angel Oak any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer shall cooperate with Angel Oak and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the P & I Custodial Account or T & I Escrow Accounts or thereafter received with respect to the Mortgage Loans. Notwithstanding any other term of this Agreement to the contrary and in all circumstances under which this Agreement is terminated, with or without cause, the Servicer shall be entitled to offset against deposits in the P & I Custodial Account all unreimbursed Servicing Fees and Servicing Advances from any amounts due and owing to Angel Oak or the Servicer’s successor at the time of a corresponding servicing transfer. The Servicer shall be responsible for the costs of packaging and transferring all of the aforementioned materials to Angel Oak upon such termination; provided, however, that Angel Oak shall pay all shipping expenses associated with such transfer, unless the Servicer committed an Event of Default which caused the termination of this Agreement.
(c)Termination pursuant to this Section 9.02 or as otherwise provided herein shall be without prejudice to any rights of Angel Oak or the Servicer which may have accrued through the date of termination hereunder, including the rights to recover amounts due under this Agreement. Upon such termination, with or without cause, the Servicer shall (i) remit all funds in the related Accounts to the related Investors or such other Person designated by Angel Oak, net of accrued and unpaid Servicing Fees and unreimbursed Servicing Advances through the servicing transfer date to which the Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to Angel Oak or to Persons designated by Angel Oak (provided, that the Servicer may retain copies of Servicing Files to the extent necessary to comply with applicable Requirements and other laws); and (iii) fully cooperate with Angel Oak and any new servicer to effectuate an orderly transition of loan servicing of the related Mortgage Loans. Upon such termination, any Servicing Fees, Servicing Advances and other servicing expenses which remain unpaid or unreimbursed after the Servicer has netted out such amounts pursuant to the preceding sentence shall be remitted by Angel Oak to the Servicer prior to the servicing transfer date. Servicer shall not be obligated to transfer servicing of the Mortgage Loans until such time as Servicer is paid all amounts due Servicer under this Agreement.

(d)With respect to a termination of this Agreement by Angel Oak without cause as to any or all of the Mortgage Loans, Angel Oak shall pay the Servicer, immediately after the effective date of such termination, (i) any Servicing Advances and other servicing expenses which remain unpaid or unreimbursed after the Servicer has netted out such amounts, (iii) an amount equal to the Deboarding Fee of each Mortgage Loan at the time of termination, and (iii) any unpaid Servicing Fees. Servicer shall not be obligated to transfer servicing of the Mortgage Loans until such time as Servicer is paid all amounts due Servicer under this Agreement.
(e)This Section 9.02 shall survive any termination of this Agreement and any termination of this Agreement shall not prejudice the rights of Servicer to recover any amounts due Servicer under this Agreement.
Section 9.03    Termination with Respect to Individual Mortgage Loans

Each of Angel Oak and the Servicer shall promptly notify the other of the discovery of a breach of any representation or warranty set forth in Section 3.03 with respect to any Mortgage Loan or the related Mortgaged Property (the existence of such a breach of a representation and warranty, a “Loan Termination Condition”). Unless otherwise agreed by the Servicer, the obligations and responsibilities of the Servicer with respect to any Mortgage Loan shall terminate sixty (60) days after the delivery of such a notice of a Loan Termination Condition with respect to such Mortgage Loan or the related Mortgaged Property. In the event of a valid termination of this Agreement with respect to any Mortgage Loan pursuant to this Section 9.03, all authority and power of the Servicer with respect to such Mortgage Loans shall pass to and be vested in Angel Oak or a successor servicer appointed by Angel Oak. Termination with respect to any Mortgage Loan pursuant to this Section 9.03 shall be without prejudice to any rights of the Servicer which may have accrued through the date of such termination, including the rights to recover amounts due under this Agreement. Upon such termination, the Servicer shall (i) remit all related funds in the related Accounts to the related Investor or such other Person designated by Angel Oak, net of accrued and unpaid Servicing Fees and unreimbursed Servicing Advances through the servicing transfer date to which the Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to Angel Oak or to Persons designated by Angel Oak (provided that the Servicer may retain copies of Servicing Files to the extent necessary to comply with applicable Requirements and other laws); and (iii) fully cooperate with Angel Oak and any new servicer to effectuate an orderly transition of loan servicing of the related Mortgage Loans. Upon such termination, any related Servicing Fees, Servicing Advances and other servicing expenses that remain unpaid or unreimbursed after the Servicer has netted out such amounts pursuant to the preceding sentence shall be remitted by Angel Oak to the Servicer prior to the servicing transfer date.

ARTICLE X
Miscellaneous Provisions
Section 10.01 Costs

Each of Angel Oak and the Servicer shall pay its own costs incurred in connection with the preparation, execution and delivery of this Agreement, including without limitation the legal fees and expenses of the its attorneys, consultants and agents.
Section 10.02 Protection of Confidential and Proprietary Information

Angel Oak and the Servicer shall keep confidential and shall not divulge to any party, without the prior written consent of the other party hereto, the terms and provisions of this Agreement, including, without limitation any information pertaining to such Mortgage Loans or rights, or any Mortgagor thereunder, except to the extent that it is appropriate for Angel Oak or the Servicer to do so in working with their respective legal counsel, auditors, taxing authorities, or other governmental agencies, insurance carriers, any property inspector, or other person necessary to fulfill such party’s obligations hereunder, or with respect to any Mortgage Loans, to the related Investor. Notwithstanding any provision of this Agreement, the trademarks, trade secrets, know- how, business methods and practices, internal procedures and other intellectual property and confidential information of the Servicer or Angel Oak, respectively (“Proprietary Information”) shall remain vested in the Servicer and Angel Oak, respectively, and are not hereby transferred to the other party, and the Servicer and Angel Oak shall have the right to take all actions necessary to protect their Proprietary Information.
Section 10.03 Notices

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by facsimile if received prior to 5:00 p.m. local time on any Business Day at the place of delivery or on the next Business Day if received thereafter, and as of the next Business Day if sent by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):
a.if to Angel Oak:             Angel Oak Mortgage Fund TRS
ATTN: Whole Loans
3344 Peachtree Rd NE Suite 1725
Atlanta, GA 30326
Email: wholeloans@angeloakcapital.com

b.if to the Servicer:    Select Portfolio Servicing, Inc.
Mailing Address:
P.O. Box 65428
Salt Lake City, Utah 84165-0428 Attention:    General Counsel Facsimile:    (801) 293-2555
Telephone:    (801) 313-2173
Shipping/Courier Address: 3217 S. Decker Lake Drive Salt Lake City, Utah 84119 Attention:    General Counsel Facsimile:    (801) 293-2555
Telephone:    (801) 313-2173
c.if to the Custodian:    To be provided by Angel Oak.
Section 10.04 Severability Clause
Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.
Section 10.05 Counterparts

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
Section 10.06 Place of Delivery and Governing Law
This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by each party and shall be deemed to have been made in the State of New York. The

Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.
Section 10.07 Further Agreements

Angel Oak and the Servicer agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
Section 10.08 Successors and Assigns; Assignment of Servicing Agreement

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and Angel Oak and the respective permitted successors and assigns of the Servicer and Angel Oak. Except as contemplated by Section 8.01, the Servicer shall not assign this Agreement or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of Angel Oak, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Agreement, Servicer shall have the right to assign, transfer and pledge any right Servicer has to receive payment under this Agreement without the consent of, or notice to, Angel Oak or any related Investor.
Section 10.09 Waivers

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
Section 10.10 Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
Section 10.11 General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a.The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
b.Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c.References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
d.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions,
e.The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
f.The term “include” or “including” shall mean “including without limitation”; and
g.The terms “best efforts” or “reasonable efforts” shall not be interpreted to require Angel Oak or the Servicer, as the case may be, to initiate or participate in any litigation, arbitration or proceeding or to incur expenses in excess of those explicitly set forth in this Agreement or as are otherwise commercially reasonable.
Section 10.12 Reproduction of Documents
This Agreement and all documents relating thereto, including: (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 10.13 Third Party Beneficiaries

For purposes of this Agreement, each related Investor shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers duly authorized as of the date first above written.

Mortgage Servicing Rights Owner:

ANGEL OAK MORTGAGE FUND TRS

By: Angel Oak Capital Advisors, LLC, not in its individual capacity, but solely as Administrator of the Trust

By: /s/ David Gordon
Name: David Gordon
Title: Title: Chief Legal Officer - Private Strategies

Servicer
SELECT PORTFOLIO SERVICING, INC.

By: /s/ Lester Cheng
Name: Lester Cheng
Title: Title: Chief Legal Officer - Private Strategies

Signature Page

EXHIBIT A
Mortgage Loan Schedule

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number

EXHIBIT A-1
Mortgage Loan Data Field Request

Loan Number
Prior Loan Number
Investor Loan Number
Loan Type
Rate Type
Original UPB
Current UPB
Current Interest Rate
Term
P&I Payment Amount
T&I Payment Amount
First Payment Due Date
Maturity Date
Next Due Date
Original BPO
Original BPO Date
Current BPO
Current BPO Date
Doc Type
Lien Position
Sr Lien Balance
Escrow Balance
Escrow Advance Balance
Suspense Balance
Restricted Escrow Balance
Recoverable Corporate Advance Balance
Non-Recoverable Corporate Advance Balance
Third Party Corporate Advance Balance
T30 Days Delinquent
History
Last Name
Property Address
Property Unit
Property City
Property State
Property Zip Code
Property County
FICO Score
FICO Score Date
Loan Status
AS of Date

EXHIBIT B
Servicing Transfer Procedures

General Transfer Instructions

Important Dates

«TransferDate»        Effective date of servicing transfer to Select Portfolio Servicing, Inc.

«PrelimData_Date»    Preliminary data due date (No later than 15 days prior to Transfer Date)

«FinalDataDate»        Final data due date (Within 48 hours of Transfer Date)

«ServcngCutoffDate»    Servicing Cutoff Date (last day of servicing for Current Servicer)

«GoodbyeltrDate»    Date to appear at top of goodbye letters (Must be mailed no later than 15 days prior to             «TransferDate»)

«MERS_Date»        Date by which Transfer of Servicing rights should be filed with MERS.

«FinalDataDate»        Date by which credit/collateral files must be shipped.

«ServcngCutoffDate» Last day on which «ServicerName» will pay any invoices for corporate advances; invoices not paid prior to this date should be forwarded to SPS for payment. SPS will not reimburse «ServicerName» for any advances that are paid after the cutoff date.

Questions for Servicing Transfer Calls

To ensure a seemless transfer and continuity of servicing, SPS may be reaching out to you to set up calls to discuss the following questions, if applicable. Please distribute as needed to ensure the following topics can be covered. An SPS representative will be reaching out to you if we've determined that a call is necessary. If you'd like to schedule a call and have not been contacted by SPS, please let your SPS Data Analyst, «DataAnalyst», know.

Loan Resolution:
1.Are there inflight workouts in the transfer?
a.If yes, we will need all data files as referenced in the transfer instructions, including NPV data for active trials decisioned prior to transfer (both IR2 and non-lR2).
b.If yes, please provide a contact for SPS to discuss inflight workout data with.
c.If no, we need an email confirmation from the prior servicer confirming zero inflight workouts in the transfer. This email should be sent to the SPS Loan Boarding Analyst assigned to the transfer.
2.Is it possible for SPS to receive prior servicer imaging environment access prior to the service transfer date or at latest, as of the service transfer date?
a.If yes, please provide user requirements to obtain imaging access and a point of contact to send them to.
b.If yes, please also provide instructions for how to utilize the imaging environment.
c.    If no, please provide media for the inflight workout document images separately from the media for all images involved in the transfer overall. This media of inflight workout document images should be provided as of the last date the loans were serviced on the prior servicer's system and should be provided via overnight delivery to SPS's Document Control team.
3.Please provide contact information for SPS's lnflight Workout Review team to utilize for escalation of document requests/workout statuses that we are unable to locate/resolve post transfer.
a.Both email and telephone contact information.
4.Please confirm all workout decision notices will be sent to customers prior to transfer to SPS for workout decisions made prior to transfer to SPS.
a.This may require you to cease decision activity a few days prior to transfer.
5.Have any of the MHA / HAMP loans in this transfer been or been offered recast options?

Document Control:
1.Will you be providing loan documents to SPS via hard copy or imaged files?
a.If hardcopy - How will they be shipped to SPS and the date they should arrive?
b.If images - Date and format that images will be provided to SPS.
2.Will you be providing a delta image sweep for any trailing documents? Timing of Delta sweeps?
3.Are any of the loans active in MERS that will require a TOS to SPS?

Foreclosure:
1.What steps are in place to ensure a 1:1 match between your list of open foreclosures (pre-sale and post-sale, pending and completed alike) and the final list you will provide to SPS Loan Boarding?
2.Can you provide all files with a sale scheduled?
3.Do you use BKFS desktop to track foreclosures?
a.If you don't use BKFS desktop, can you provide a list of your firm names and contact information for the open and completed foreclosures?
b.If you don't use BKFS desktop, can you provide the sale held date, max bid amount, successful bid amount, and successful bidder name for all files that already went to sale?
Bankruptcy:
1.    Will the service transfer data file will show any loans that have received a BK7 discharge so this can be properly boarded at the time of the transfer?
2.Can you provide a list of POC's filed so we can file the Transfers of Claims including claim filing date and claim number if possible?

3.Can you provide the Prior Servicer Payment histories for loan audits?
4.Are active bankruptcies clearly identified in the data provided (versus completed or discharged bankruptcies)?

Escrow:
1.Who is your tax servicer?
2.Can a reverse/add (parcel) file be provided?
3.Can you provide a list of properties at risk of loss to tax sale?
4.Who is your lender placed insurance provider?
5.How many accounts have mortgage insurance, retail, FHANA, Farm?
6.Will you provide the flood certificate that matches the flood data being provided to SPS?
7.How many loans have open Loss Draft files?

Early Stage Collections:
1.Any DSI loans, MHA or prior servicer modified or upcoming rate adjustments?
2.Any special proprietary mod terms?
3.How many customers have ACH (and can the ACH information be provided)? Do you offer monthly or biweekly ACH options?
4.How can your customers pay (in person; online; IVR; with an agent) and is there a fee?
5.How many loans with cease and desist flags?
6.How many loans have deceased borrower notification?
Late Stage Collections:
1.Do you contract with a Vendor for Post Mod Counseling? If so who?
2.If HPF- can you provide the data extract format for eligible Customers?
GSE:
1.Can we have a contact to discuss Fannie/Freddie/FHANA/USDA reporting timelines and the change of the servicer in FHA connection timelines?
2.Are there any claims in process?
a.If yes, what type (conveyance, pre-foreclosure sale or partial)?
3.Are any of the inflight loss mitigation loans applicable to GSE?
Advocacy/ Ombudsman:
1.Are there any open disputes, regulatory disputes or CFPB disputes in the transfer population?
a.If yes, can you please provide detail on the dispute and resolution?
2.Please provide a contact to discuss escalated disputes.
3.How will documents required to create servicing files be transferred?
4.Will servicing files created before the transfer date be provided to SPS?
Customer Service:
1.How many loans with foreign language indicators? What are the languages?

Litigation:
1.Are there contested and or escalated litigation loans in the transfer?
a.If yes, how do you differentiate between the matters? (For example, are matters separately assigned depending on whether they are simply contested default by answers with affirmative defenses, vs. escalated lit handled directly by your legal department (e.g., borrower or third-party initiated complaint, or responsive pleading with counterclaims.)
b.If yes, please provide a count of contested matters and a count of escalated litigation matters.
c.If yes, please provide accounts where a hearing or response is required within 30 days of transfer.
d.If yes, please complete the legal transfer spreadsheet provided.
e.If no, we need an email confirmation from the prior servicer confirming zero contested and litigated matters in the transfer. This email should be sent to Legal.Referrals@spservicing.com.
2.What system do you currently utilize to manage your contested and litigated matters?

3.How will pleadings, pertinent documents and communication history be delivered?
a.If by CD, please deliver to Scott Hansen, Vice President, Corporate Legal, Select Portfolio Servicing, Inc., 3815 South West Temple, SLC, UT 84115
b.If items will be imaged please provide file type and naming convention.
4.Please provide contact information for SPS Legal Intake team to utilize for escalation of litigation management issues, including requests for document additional information necessary post transfer.
a.Both email and telephone contact information.

Goodbye Letter Information

General Correspondence Address: Select Portfolio Servicing, Inc.
Attn: General Correspondence
PO Box 65250
Salt Lake City, UT 84165-0250

Borrower Payment Address: Select Portfolio Servicing, Inc.
PO Box 65450
Salt Lake City, UT 84165-0450
Please reference this as our payment address in your goodbye letters.

Q.W.R I Notice of Error Address: Select Portfolio Servicing, Inc.
Attn: Customer Advocacy
PO Box 65277
Salt Lake City, UT 84165-0277

New Servicer Name
& Physical Address: Select Portfolio Servicing, Inc.
3815 South WestTemple
Salt Lake City, UT 84115-4412

Customer Service: 1-800-258-8602
Hours of Operation:
8:00 AM to 11:00 PM, ET Monday - Thursday 8:00 AM to 9:00 PM, ET Friday
8:00 AM to 2:00 PM, ET Saturday

«ServicerName» will prepare and send a goodbye letter notifying all mortgagors of the transfer of servicing, to include:
•«ServicerName» loan number
•Transfer effective date. «TransferDate»
•Contact information for «ServicerName».
•Contact information for Select Portfolio Servicing, Inc. (Payment address, correspondence address, toll-free number, customer service hours).
•The cutoff date, «ServcngCutoffDate». Date through which loan payments should be sent to
«ServicerName».
•The transfer effective date, «ServcngCutoffDate». Date beginning with which loan payments should be sent to Select Portfolio Servicing, Inc.
•Letter must advise borrowers that optional insurance and ACH drafting will be cancelled. Select Portfolio Servicing, Inc. does not offer optional insurance. Borrowers may contact Customer Service regarding ACH.

IMPORTANT:    A goodbye letter draft must be submitted to Select Portfolio Servicing, Inc. for review prior to mailing, no later than «GoodbyeLtrDate».

•In compliance with RESPA guidelines, the goodbye letters must be sent by «GoodbyeltrDate» (15 days prior to the transfer date.)
•Copies of the final goodbye letters must be provided to Select Portfolio Servicing, Inc. by «TransferDate».

Contact Information

Transfer Contacts:

Loan Boarding Contacts: Primary Departmental Address spsloanboarding@spservicinq.com

«DataAnalyst», Data Analyst
«DAPhn»
Fax: 801-269-4261
«DAEm»

Loan Boarding Escalations:    Steven Bean, Manager, Data Conversion - Loan Boarding
801-313-2151
Fax: 801-269-4261
steve.bean@spservicing.com

Records Department Contacts: Willie Scott, Document Control
801-313-2185
Fax: 801-313-6199
willie.scott@spserviclnq.com

Records Escalations:        Michelle Sandoval, Director, Document Control
801-313-2223
Fax: 801-313-6199
michelle.sandova l@spservicing.com

Borrower Payments Contacts:

Cashiering Department Contact: Primary Contact Address
cash.help@soservicing.corn
Fax: 801-269-4499
Debbie Curtis, Supervisor, Cashiering 801-293-2568
Fax: 801-269-4262
debbie.curtis@spservicing.com

Cashiering Escalations:        Conlin Gull, Manager, Cashiering
801-594-6127
conlin.qull@soservicing.com

Settlement Funds Contacts:

Loan Accounting Contact:            Primary Contact Address
sellerescrow@spserviclng.com

Loan Accounting Escalations:            Nathan Green, V.P., Corp Advance Control
801-293-2589
Fax: 801-269-4220
nathan.green@spservicing.com

Tax Department Contacts:

Tax Department Escalations:

Hazard / Flood Insurance Contact:

Hazard / Flood Insurance Escalations:

Trailing Corporate
Advance Invoices:

Primary Contact Address escrowtaxpubllcfolder@spservicinq.com

Heather Fackrell, Manager, Escrow - Tax 801-293-2516
Fax: 801-270-7916
heather.fackrell@spservlcing.com

Primary Contact Address escrowinsurancepublicfolder@spservicing.com

CJ Swenson, Manager, Escrow- Hazard Insurance 801-293-2587
cj.swenson@spservicinq.com

SelectPortfolio Servicing, Inc. Attn: Accounts Payable
3815 South West Temple
Salt Lake City, UT 84115-4412

Instructions for Settlement Funds

IMPORTANT NOTE:

Address for delivery
of Seller Escrows/ Transfer funds:

Borrower payments must always be forwarded separately from Settlement balances which include: Escrow funds, unapplied funds, tax contract fees, buydown funds, etc. See instructions for borrower payments below.

Select Portfolio Servicing, Inc. Attn: Loan Accounting
PO Box 65315
Salt Lake City, UT 84165-0315
(U.S. Mail only)

Address for Overnight delivery of Seller Escrows/ Transfer funds:

Select Portfolio Servicing, Inc. Attn: Loan Accounting Department 3815
South West Temple
Salt Lake City, UT 84115-4412
All funds mailed to SPS must include the following:
1.Funds must reference «ServicerName» and the effective date of transfer.
2.A loan level detail must accompany the funds and should include:
a.Loan Numbers («ServicerName» loan number may be referenced if SPS loan numbers are not available.)
b.Total amount of funds.
c.Loan level itemization of balances being transferred (escrow, restricted escrow, suspense, buydown, etc.)

Instructions for Settlement Funds

IMPORTANT NOTE:

Address for delivery
of Seller Escrows/ Transfer funds:

Borrower payments must always be forwarded separately from Settlement balances which include: Escrow funds, unapplied funds, tax contract fees, buydown funds, etc. See instructions for borrower payments below.

Select Portfolio Servicing, Inc. Attn: Loan Accounting
PO Box 65315
Salt Lake City, UT 84165-0315
(U.S. Mail only)

Address for Overnight delivery of Seller Escrows/ Transfer funds:

Select Portfolio Servicing, Inc. Attn: Loan Accounting Department
3815 South West Temple
Salt Lake City, UT 84115-4412
All funds mailed to SPS must include the following:
1.Funds must reference «ServicerName» and the effective date of transfer.
2.A loan level detail must accompany the funds and should include:
a.Loan Numbers («ServicerName» loan number may be referenced if SPS loan numbers are not available.)
b.Total amount of funds.
c.Loan level itemization of balances being transferred (escrow, restricted escrow, suspense, buydown, etc.)

Wiring Instructions for Settlement Funds

Bank Name: Branch:
ABA Routing No.: Account No.: Account Name: Reference:

JP Morgan Chase Bank
707 Travis Street, 5th Floor N, Houston, TX 77002-8091
«RoutingNo»
«AccountNo»
«AccountName»
Please reference «ServicerName», «TransferDate» and «DealName».
All Funds wired to SPS must include the following:
1.Wires must reference «ServicerName», the effective date of the transfer, and the SPS dealname,
«DealName».
2.    When a wire is sent to SPS, please send a notification e-mail to: sellerescrow@spservicing.com referencing the amount of the wire, the date sent and provide an electronic report detailing the wire amount. This report should be sent as an attachment to the wire notification e-mail and should include:
a.Loan Numbers («ServicerName» loan number may be referenced if SPS loan numbers are not available.)
b.Total amount of funds.
c.Loan level itemization of balances being transferred (escrow, restricted escrow, suspense, buydown, etc.)

ACH Instructions for Settlement Funds

Bank Name: Branch:
ABA Routing No.: Account No.: Account Name: Reference:

JP Morgan Chase Bank
707 Travis Street, 5th Floor N, Houston, TX 77002-8091
«RoutingNo»
«AccountNo»
«AccountName»
Please reference «ServicerName», «TransferDate» and «DealName».
All Funds sent via ACH to SPS must include the following:
1. Funds must reference «ServicerName», the effective date of the transfer and the SPS dealname,
«DealName».
1.Please send a notification e-mail to: sellerescrow@spservicing.com referencing the amount of the ACH transfer, the date sent and provide an electronic report detailing the amount. This report should be sent as an attachment to the ACH notification e-mail and should include:
a.Loan Numbers («ServicerName» loan number may be referenced if SPS loan numbers are not available.)
b.Total amount of funds.
c.Loan level itemization of balances being transferred (escrow, restricted escrow, suspense, buydown, etc.)

Instructions for Borrower Payments

IMPORT ANT NOTE: Borrower payments must always be forwarded separately from Settlement balances which include: Escrow funds, unapplied funds, tax contract fees, buydown funds, etc.

All payments received prior to the transfer date, «TransferDate», are to be properly posted by
«ServicerName» unless otherwise directed.
All checks received by «ServicerName» subsequent to the transfer date, «TransferDate», must be clearly identified with «ServicerName»'s loan number and date of receipt and must be properly endorsed to Select Portfolio Servicing, Inc. without recourse.

Checks, including funds for two or more loans, must be accompanied by a voucher listing
«ServicerName» loan numbers, receipt date and the amounts to be posted for each loan. The purpose of each check should be clearly identified (payment, payoff, etc.).

Borrower Payment Address:

Address for Post-Transfer
Overnight Delivery Of Payments
By Seller/Servicer:

Address for Post Transfer
Delivery of Payments
by Seller/ Servicer (US Mail):

Payoff Checks:

Bank Name:
Branch:
ABA Routing No.:
Account No.:
Account Name:

Reference:

Select Portfolio Servicing, Inc.
P. 0. Box 65450
Salt Lake City, UT 84165-0450
Please reference this as our payment address in your goodbye letters

Select Portfolio Servicing, Inc. Attn: Cashiering Dept.
3815 South West Temple
Salt Lake City, UT 84115-4412

«ServicerName» should use this address to send borrower payments via overnight service to ensure proper handling.

Select Portfolio Servicing, Inc.
P. 0. Box 65450
Salt Lake City, UT 84165-0450

«ServicerName» should use this address to send borrower payments via regular US Mail to ensure proper handling.
Select Portfolio Servicing, Inc. Attn: Cashiering Dept.
3815 South West Temple
Salt Lake City, UT 84115-4412

«ServicerName» should use this address to send payoffs via overnight service to ensure proper handling.

Wiring Instructions for Borrower Payments

JP Morgan Chase Bank
Salt Lake City, Utah
To be provided with final transfer instructions To be provided with final transfer instructions
Select Portfolio Servicing, Inc. Loan Servicing Wire Clearing
Interim P&I funds and date of the wire
Use these wiring instructions only for mortgage payments, reinstatements or payoffs. All wires must reference the borrower's loan number, borrower name, property street address, social security number, and a name of the employee or department to which the funds are being forwarded. Without these references, application of the funds may be delayed.
To confirm that a wire has been received, please email the Cashiering Department with a Fed. Reference Number and request confirmation.
The email address is: cashcompliance@spservicing.com

NSF Reimbursement Requests

NSF reimbursement requests should be sent to the contacts listed below. All requests must be submitted with the following information:
1.Original NSF check, or legible front and back copy of the NSF check.
2.Payment history showing detail of posted amount (breakdown of amount applied to principal, interest, fees, etc.)
3.Provide wiring and/ or mailing instructions for remittance.
4.Provide contact information for the requestor.

Any NSF requests received without the above items will be denied. Timeframes for reimbursement processing differ. After the request has been received, you may request a status update.

Only principal, interest, escrow and limited mortgage recoverable amounts will be reimbursed. No fees or other servicing charges will be remitted. For mortgage recoverable items, specific details must be included regarding the advance.

Please send NSF reimbursement request to:

Select Portfolio Servicing, Inc.
3815 South West Temple
Salt Lake City, UT 84115-4412

e-mail: cashcompliance@spservicing.com
fax: 801-270-7838

NSF Reimbursement contact:

Karna Zaugg
801-293-3871
karna.zaugg@spservlclnq.com

Escalation contact:    Nathan Green, V.P., Corp Advance Control 801-293-2589
Fax: 801-269-4220
nathan.qreen@spservicing.com

Additional Transfer Related Information

Tax Information

Tax ID#:

Tax Service:

95-3932563

Lereta LLC
Reverse add files from your tax service should be sent to: DL-Tax-Flood-TAXAUDITTEAM@lereta.com
SPS Lereta Customer No. 48100

GSE Information:

HUD ID#:

VA ID#:

MERS Org. I. D.:

HAMP Servicer#:

75568-00006

97-5113

1000938

901019185

HAMP Servicer 2MP #: 924649208

HAMP Registration#: 10310

File Delivery Contacts:

Please ship servicing files to:

Select Portfolio Servicing, Inc. Attn: Michelle Sandoval 3045 South 1030 West
Salt Lake City, UT 84119-3355

Please ship Original modification documents to:

Select Portfolio Servicing, Inc. Attn: Document Control, Bill Koch 3815 South West Tempie
Salt Lake City, UT 84115-4412

Electronic Files:    Attention:
Reports:    Attention:

Trailing Documents:    Attention:

«DAEm» and SPSLoanBoarding@spservicinq.com

«DAEm» and SPSLoanBoarding@spservicinq.com

See Trailing Documents (below) for specific instructions

Expected Receipt Date: All files, data files and reports are due within 2 days of the transfer date, unless otherwise noted herein.

Report Format: We ask that all reports be provided in an electronic format whenever possible.

Electronic File Transfer: SPS can set up a secure electronic file upload site as requested. If you have previously received a login and password it is still active. If you have not utilized this transfer site in the past, please contact «DataAnalyst» to have access provided. SPS will need the following information for all users at «ServicerName» who will need access to upload files: Name, e-mail address, telephone number and I.P. address.

•Summary,of Transfer Requirements

•Preliminary and final electronic data files - Electronic files, sorted in loan number order, in Excel or Text format (Excel format is preferred; SPS can provide a sample set of requested fields if needed). Standard release reports from most servicing systems are usually sufficient.
•Preliminary data files and reports are due by «PrelimData_Date»
•Final data files and reports are due by «FinalDataDate».
•Credit/Collateral Files - Delivered as soon as possible but no later than 48 hours post-transfer.
•Data dictionary - for any system specific terminology or codes.
•List of transaction codes and definitions.
•List of all stop codes and user-defined fields with definitions
•A current vendor payee listing in electronic format, (e.g. tax, hazard insurance, Ml insurance, listing brokers, etc) to include the following information: Company name, mailing address, contact name, tax ID number, payee number.
•    Payment Histories in loan number order. (If electronic data file cannot be provided, hardcopy payment histories are required.) Must provide transaction code dictionary, if applicable. Please provide life of loan history if available.
•Copies of all transfer-related correspondence:
oGoodbye Letters
oInsurance Mortgagee Change Notification Letters
oHUD 92080 Notifications
oPMI Mortgagee Change Letters
oVendor Notification Letters
oTax Authority Transfer Notification Letters
•    A Status of Coverage certification documenting that PMI premiums are current and coverage is in force.
•    «ServicerName» is responsible for transferring any existing tax contracts to SPS's tax service, Lereta LLC. (see Transfer of Real Property Tax Information below)
•List of «ServicerName»'s department contacts including telephone number and email address
•    All transfer-related funds (escrow, restricted escrow, tax contract fees, unapplied funds, Buydown funds and HUD funds) must be wired to Select Portfolio Servicing, Inc. by «FinalDataDate».

Seller/servicer Is responsible for payment of:
All PMI premiums (lender and borrower paid) due thirty (30) days following the transfer effective date,
«TransferDate»
Taxes and Insurance (hazard, flood, windstorm) due thirty (30) days following the transfer effective date,
«TransferDate»

MERS Data
•«ServicerName» must provide the following MERS Data:
oMERS Mortgage Identification Numbers (MIN)
oMERS Originated Mortgagee Indicator (MOM)
oMERS registration date
oMERS Originating Org ID for the Originating MERS Organization OR the Name of the Original Note Holder if not a MERS member.
oNote Funding Date
•The MERS org ID number for the TOS transfer to Select Portfolio Servicing, Inc. is 1000938.
•    «ServicerName» is responsible for creating a transfer of beneficial rights (TOB) and/or transfer of servicing rights (TOS) within MERS no later than 14 days after servicing transfer.

Notification Letter Requirements Borrower Borrower notification (goodbye letter): See Goodbye Letter Information (above.)
Insurance Mortgagee change notification letters / HUD 92080 notifications:
•    «ServicerName» will prepare and send Insurance Mortgagee change notification letters to all hazard insurance payees, flood insurance payees and PMI insurance carriers for all loans transferring to SPS. A sample letter is available upon request.
•Authorized formats for notification to PMI carriers:
oThe PMI carrier's servicing transfer form
oA business letter stating that the servicing has been transferred to Select Portfolio Servicing, Inc. and providing the SPS contact and address information.
oA schedule of loans should be attached to either format
•    «ServicerName» will prepare HUD 92080 notifications, if applicable. The SPS HUD ID is 75568-00005.
•Notification letters must be mailed by «GoodbyeltrDate» and copies should be provided to SPS by «TransferDate».
Hazard / Flood insurance
Mortgagee Clause:

PMI Mortgagee Clause:

Select Portfolio Servicing, Inc., as servicer, its successors and or assigns
PO Box 7277
Springfield, OH 45501-7277

Select Portfolio Servicing, Inc., as servicer, its successors and or assigns
3815 South West Temple
Salt Lake City, UT 84115-4412
Taxing Authority/ Tax Service Vendor notification:

«ServicerName» will, at its expense, prepare and submit to each taxing authority, or its tax service vendor, a Change of Mortgagee Notice for each loan. Copies of such notices will be provided to Select Portfolio Servicing, Inc. no later than five business days following the transfer date, «TransferDate».

Trailing Documents

Hazard / Flood insurance: «ServicerName» will forward, via overnight service on a daily basis, all insurance premium notices and policy documents for thirty (30) days following the transfer date,
«TransferDate» and via regular US mail thereafter. All insurance documentation must be forwarded to:

Select Portfolio Servicing, Inc. PO Box 7727
Springfield, OH 45501-7727
PMI Insurance: «ServicerName» will forward, via overnight service on a daily basis, all PMI related items for thirty (30) days following the transfer date, «TransferDate» and via regular US mail thereafter. Any PMI document requiring immediate attention must be delivered via overnight express to:
Select Portfolio Servicing, Inc. Attn: Ml Department
3815 South West Tempie
Salt Lake City, UT 84115-4412

Taxes: «ServicerName» will forward via overnight service on a daily basis, all tax bills and tax documents for sixty (60) days following the transfer date, «TransferDate» and via regular US mail thereafter. Tax documents should be forwarded to:

Lereta LLC
1123 Park View Drive Covina, CA 91724-3748

All trailing documents not specified above must be forwarded on a daily basis, via overnight service, for a period of thirty (30) days following the transfer date, «TransferDate» and via regular US mail thereafter. Trailing documents not listed above should be sent to:
Select Portfolio Servicing, Inc. Attn: Records Department 3045 South 1030 West
Salt Lake City, UT 84119-3355

Items which require expedited handling to protect the security, investor's or borrower's interest must be sent via overnight delivery service for an indefinite period or time.

Data Files, Reports and other Deliverables

All reports are to be provided for preliminary review by «PrelimData_Date» and also at transfer effective date, unless    otherwise specified.    Final reports should reflect data as of
«ServcngCutoffDate» and must be received by Select Portfolio Servicing, Inc. on «FinalDataDate». Final data must be received in the exact same format as the preliminary data.
Electronic Data Files:
«ServicerName» is to provide electronic data files in Excel or Text format.
Payment Histories, Collection Notes and Advance Histories:
«ServicerName» will provide complete payment histories and collection notes, regardless of loan status, in loan number order along with a transaction code dictionary, if applicable. Payment histories and collection notes must be complete and cover through the cutoff date, «ServcngCutoffDate». Payment histories and collection notes are due to SPS by «FinalDataDate».
Escrow Information:
«ServicerName» will provide all reports available, (hardcopy and electronic) for escrowed / non-escrowed accounts to include the following:

•    Open items reports - taxes and insurance (PMI, hazard, flood, windstorm, lender-placed) with expiration/ due dates within ninety (90) days of «TransferDate». Please include all outstanding bills.
•Escrow vender master file list.
•Please notify the Flood Certification Preparer to transfer any current flood determinations to Select Portfolio Servicing, Inc. as of «TransferDate».
•Taxes due ninety (90) days or less from «TransferDate»:
oDate next due
oPayee(s) name and address
oParcel ID number
oAmount escrowed
oPayment frequency
oTax service provider and contact information
oDate and amount of last payment
•List of loans with multiple tax parcels.
•List of loans with PMI insurance
oInsurer name
oCertificate number
oPremium amount
oPayment frequency
oLPMI rate, lender paid
oRenewal rate
oLast disbursement date

oNext disbursement date
oCoverage amount
oPercent of coverage
•List of loans with flood insurance.
•List of loans with ground rents
oPayee name and address
oRent amount
oDue date
oPayment frequency
oEscrowed or non-escrowed indicator
•List of loans not with a tax service.

Transfer of Real Property Tax Information:

o«ServicerName» will forward tax bills, receipts and other documentation following the transfer date. «ServicerName» is responsible for transferring existing tax contracts to Select Portfolio Servicing, Inc.
o«ServicerName» will pay all taxes due prior to «TransferDate» as well as taxes due within thirty(30) days past «TransferDate». «ServicerName» will provide written certification of such payment within five days of the transfer date.
o«ServicerName» will forward, via overnight express on a daily basis, all tax bills and relevant tax documentation for a period of sixty (60) days after the transfer date. Thereafter, tax bills and tax documentation may be sent via regular US mail daily.
o«ServicerName» will fax all tax bills received following the transfer date which are due and payable within five (5) business days of receipt. Fax to 855-269-4419.
o«ServicerName» will forward all tax receipts and relevant tax information where no receipt is held within ten (10) days of receipt.
o«ServicerName» will be responsible for the payment of any and all penalty and/ or interest assessed as a result of delinquent payment of tax items due and payable prior to and including the transfer date per the terms of the Purchase and Sale Agreement. Similarly, «ServicerName» will be responsible for the payment of any and all penalty and / or interest assessed as a result of«ServicerName»'s failure to forward tax information to Select Portfolio Servicing, Inc. as required above.

Adjustable Rate / Variable Rate Loan & Special Loan Information Adjustable Rate Loans
«ServicerName» will provide:
oElectronic data file containing all applicable ARM data:
•Index
•Margin
•First interest and payment adjustment dates
•Next interest and payment adjustment dates
•Original principal balance, interest rate and payment and interest amount
•First payment due date
•Maturity date
•Amortization term
•ARM plan code and definition
•Interest rate change frequency
•Payment change frequency
•Index lookback
•Rounding information
•First change caps (up and down)
•Periodic (per) change caps (up and down)
•Life Caps (ceiling and floor)
•Payment Option ARM indicator

•ARM - Balloon indicator

oARM files, if they are kept separately from credit files, to include the following:
•ARM Note
•ARM Rider
•Addendum to ARM Note I Rider
•ARM change letters
•ARM change history

Balloon Loans

«ServicerName» will provide an electronic list of balloon loans including balloon maturity date, if applicable

Servlcemembers Civil Relief Act

«ServicerName» will provide:
•List of loans currently under the SCRA
•Loan level documentation, including copies of active orders.

EXHIBIT C
FORM OF LIMITED POWER OF ATTORNEY
Prepared by:    When recorded return to:
xxxxxxxxxx xxxxxxxxxx xxxxxxxxxx

Attention: Document Control
LIMITED POWER OF ATTORNEY

This Limited Power of Attorney is made in connection with that certain Servicing Agreement by and between [        ] (the "Owner") and XXXXXX, a XXXX (the "Servicer") dated as of [    ] (the "Servicing Agreement").

Owner hereby makes, constitutes and appoints Servicer for Owner's benefit and in Owner's name, place, and stead, Owner's true and lawful attorney-in-fact, with full power of substitution, to act in connection with the servicing of mortgage loans and real property for the limited purpose of performing such acts and executing and delivering such documents as noted below. Such powers shall be limited to executing the following documents:

1.Mortgage/trust deed assignment;
2.Substitution of trustee;
3.Deeds of conveyance (including, without limitation, warranty deeds, grant deeds and quitclaim deeds);
4.Trust deed reconveyance and mortgage release documents;
5.Partial releases;
6.Affidavits (including,    without    limitation,    lost note affidavits,    military affidavits and affidavits of indebtedness);
7.HUD-I settlement statements;
8.Contracts/purchase agreements for sale of real estate;
9.All other normal and customary documents related to the servicing and foreclosure of mortgage loans and/or sale of real estate.
This appointment shall not be assigned to any third party by Servicer without the written prior consent of Owner and this Limited Power of Attorney shall survive for a period not to exceed two years past the date herein unless an instrument of revocation has been made in writing by the undersigned or the Agreement has been terminated.

Nothing herein shall give any attorney-in-fact the rights or powers to negotiate or settle any suit, counterclaim or action against Owner. If the Servicer receives any notice of suit, litigation or proceeding in the name of the Owner, then the Servicer shall forward a copy of same to the Owner within a reasonable period of time.

Owner will not be responsible for inspection of any items being executed pursuant to this

Limited Power of Attorney and as such, is relying upon the Servicer to undertake whatever procedures may be necessary to confirm the accuracy of such items.

Any third party may rely upon this Limited Power of Attorney, only to the extent that it is an original or a certified copy of an original, and shall be entitled to rely on a writing signed by the Servicer to establish conclusively the identity of a particular right, power, capacity, asset, liability, obligation, property, loan or commitment of Servicer for all purposes of this Limited Power of Attorney.

Servicer shall not be obligated to furnish bond or other security in connection with its actions hereunder.

Nothing in this Limited Power of Attorney shall be construed to prevent Owner from acting on its behalf as the Owner of the mortgage loans and Real Property.

If any provision of this Limited Power of Attorney shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby. This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York without regard to conflicts of law principles of such state.

IN WITNESS WHEREOF, [    ] as Owner has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this day of     , 20_

By:      Name:
Title:

Witness:     Witness:
Printed Name:    Printed Name:

STATE OF             COUNTY OF
On      , 20 , before me, the undersigned, a Notary Public in and for said State, personally appeared      as Owner, personally known to me to be the person whose name is subscribed to the within instrument and acknowledge to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.
WITNESS my hand and official seal.
[NOTARIAL SEAL]

Notary Public

My Commission Expires:

Exhibit D Acknowledgment Agreement

On this day of      , ,      (the "Owner") as the Owner under that certain Servicing Agreement dated as of
(the "Agreement"), does hereby transfer to Select Portfolio Servicing, Inc. (the "Servicer") as Servicer under the Agreement, the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Servicer by the Owner in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be

All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
[Owner] As Owner

By:     _ Name:          _ Title:
Select Portfolio Servicing, Inc. As Servicer

By:     _ Name:              Title:

Exhibit E Remittance Advice

SELECT PORTFOLIO SERVICING, INC.
Monthly Remittance Recap
DD-MM-YY

Investor:
LN Principal
Principal balance reported:	MM/DD/VY
Principal applied in	MM/VY
Principal applied in Pay Offs
Loans Boarded
Loans transferred in
Loans transferred out
Loans sold
Loans Liquidated
Non monetary adjustments
ENDING PRINCIPAL BALANCE	MM/DD/VY
[Principal reported	MM/DD/VY
Diff

POOL SUMMARY

Beginning Period Weighted Average Coupon
Remaining Number of Loans

Ending Period
Net Scheduled Weighted Average Coupon Remaining Number of Loans
DELINQUENCY, FORECLOSURE, AND REO INFORMATION

# of Loan    % of Total
count    Count    UPB    % of total UPB
Current
30-59 Days Delinquent
60-89 Days Delinquent
90 or more Days Delinquent Bankruptcy Filed
Loans in Foreclosure
Loans in REO

Exhibit F
Request for Release of Documents and Receipt

To:    [Custodian, Owner or Agent of Owner]

Re:    [Servicing Agreement, dated    ,200_]

In connection with the administration of the Mortgage Loans held by you in connection with the above referenced agreement, we request the release, and acknowledge receipt, of the (Collateral File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

1.Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Owner.)

2.Mortgage Loan Liquidated By    (The Servicer
hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Owner.)

3.Mortgage Loan in Foreclosure.

4.Other (explain)

If box 1 or 2 above is checked, and if all or part of the Collateral File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you, please acknowledge your receipt by signing in the space indicated below, and returning this form.
Select Portfolio Servicing, Inc.,
as Servicer

By:         Name:
Title:
Date:

Acknowledgment of Documents Returned to

By:         Name:
Title:
Date:

EXHIBIT G
Angel Oak
Sub Servicing Fees for whole loans
Date: 8/21/2019

Base Servicing Fees (Monthly):
Current	$ 8.50
Days Delinquent:
30 Days	$ 25.00
60 Days	$ 60.00
90+ Days	$ 85.00

Loans in Foreclosure	$ 114.00
Loans in Bankruptcy	$ 82.00
REO	$ 50.00

All other terms in the subservicing and servicing agreements remain the same

Exhibit H Servicing Requirements

Loan Modifications:
-Approval required for all modifications
-Interest rate not to be reduced more than 2% from original rate with a floor of 6%

Foreclosure Bids:
-Minimum bid amount must be full outstanding principal balance plus recoverable advances

REO Listings:
-Approval required for initial list price of all REO assets

Exhibit I
Re2ulation AB Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria		Performed	INAPPLICABLE SERVICING CRITERIA
by
Vendor(s)
		Performed	for which
		Directly	SPS is the
		by	Responsible
		SPS	Partv
General Servicing Considerations
1 l22(d)( I )(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements	X
1 I 22(d)(l )(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities	X
1122(d)(l)(iii)	Any requirements in the transaction agreements to maintain a bnck-up servicer for the pool assets are maintained			X
1 l22(d)(l )(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements
X
l l 22(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obi igor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements
X
I l22(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcol lateralization, are separately maintained (e.g , with respect to commingling of cash) as set forth in the transaction agreements
X
I 122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements For purposes of this criterion, "federally insured deposi101y institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240 l3k-l(b)(l)ofthischaoter.
X

1 l22(d)(2)(vi)	Un issued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria		Performed
by
		Performed	Vendor(s) for which
		Directly by	SPS is the Responsible	INAPPLICABLE SERVICING
		SPS	Partv	CRITERIA
such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
I I 22(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports: (A} Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B} Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D} Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced bv the servicer.
X
l I 22(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements			X
l 122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days s,,ccified in the transaction agreements			X
I 122(d)(3)(iv)	Amounts remitted lo investors per the investor reports agree with cancelled checks, or other fonn of payment, or custodial bank statements,			X
Pool Asset Administration
1122(d)(4)(i)	Collatcml m' security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.			X
1 I 22(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements.			X
I 122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool arc made, reviewed and approved in accordance with any conditions or rcqum:mcnts i11 the transaction agreements,			X
I 122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days ufler receipt, or such other number of days specified in the lrnnsnction ugrccmcnts, and allocnted to principal, inten:st or other items (e.g, escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the serviccr's records with respect to an obligor's unpaid principal balam;e..	X
l 122(d)(4)(vi)
Changes with respect to the terms or status ofan obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the trnnsncl1on agreements and related pool asset documents.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria		Performed	INAPPLICABLE SERVICING CRITERIA
by
		Performed	Vendor(s) for which
		Directly	SPS is the
		by	Responsible
		SPS	Partv
1122(d)(4)(vii)
Loss mitigation or recovery actions (e g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
l 122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	xi
1 l 22(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obi igors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days offull repayment of the related pool asset, or such other number of davs soecified in the transaction agreements.
		X	xi
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
		X	xi
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalfofan obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error OJ omission
		X	xi
1122(d)(4)(xiii)
Disbursements made on behalf of an obi igor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
		X	Xl
l 122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	X
I I 22(d)(4)(xv)	Any external enhancement or other support, identified in Item l I l 4(a)( I) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements			X

I SPS outsources a portion of the servicing criterion to Vendors and the Company has elected to take responsibility for assessing such Vendors' compliance with the servicing criterion.
2 SPS outsources a portion of servicing criterion l l22(d)(4)(x)(A) to Vendors and the Company has elected to take responsibility for assessing such Vendors' compliance with the servicing criterion.

Exhibit J
Servicer Reporting Requirements

-Daily data file (as updated from time-to-time in a mutually agreeable format)
-Monthly portfolio performance presentation deck
-Additional reporting as mutually agreed upon (ad hoc or scheduled)